EXHIBIT 99.1

Receiver’s Seventh Interim Report dated April 29, 2026

Filed in the action styled White Rocks (BVI) Holdings Inc., et al. v. David Reichman, et al.,

Case No. A-24-896359-B,

Eighth Judicial District Court, Clark County, Nevada, Department XVI

[The Receiver’s Seventh Interim Report will be appended hereto upon transmittal of this Current Report on Form 8-K to the registrant’s EDGAR filing agent.]

Electronically Filed
4/29/2026 11:04 PM
Steven D. Grierson
CLERK OF THE COURT

GARMAN TURNER GORDON LLP
WILLIAM M. NOALL
Nevada Bar No. 3549
Email: wnoall@gtg.legal
DYLAN T. CICILIANO
Nevada Bar No. 12348
Email: dciciliano@gtg.legal
MARGARITA ELIAS
Nevada Bar No. 14867
Email: melias@gtg.legal
7251 Amigo Drive, Suite 210
Las Vegas, Nevada 89119
Tel: (725) 777-3000
Fax: (725) 777-3112
Attorneys for Receiver Paul Strickland

DISTRICT COURT

CLARK COUNTY, NEVADA

WHITE ROCKS (BVI) HOLDINGS INC., *et al.*, Plaintiffs, vs. DAVID REICHMAN, KATHY M. GRIFFIN, FRANK BENINTENDO, DONALD GILBERT, DOES I THROUGH X, INCLUSIVE, and ROE CORPORATIONS I THROUGH X, inclusive, Defendants, GLOBAL TECH INDUSTRIES GROUP, INC., Nominal Defendant.	CASE NO.: A-24-896359-B DEPT NO.: XVI **RECEIVER'S SEVENTH INTERIM REPORT**

Receiver, Paul L. Strickland hereby submits his Seventh Interim Report of the activities and findings of the Receiver in furtherance of carrying out the duties imposed by that certain Order Appointing Receiver (the "Receivership Order") dated on or about September 18, 2024, in the above-captioned action. This Seventh Interim Report covers the period from the date of the Sixth Interim Report through April 21, 2026.

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I. INTRODUCTION

Pursuant to the Receivership Order, Paul Strickland is the Court-Appointed Receiver of Global Tech Industries Group, Inc. ("GTII" or the "Company"). Consistent with prior Interim Reports, the Receiver's paramount present focus remains completing the Company's audit for the years ended December 31, 2023 and 2024 (together, the "Audit") and restoring GTII to compliance with the reporting requirements of the Securities and Exchange Commission ("SEC"). Since the filing of the Sixth Interim Report, the single most material development affecting that work has been the resignation of the Company's independent registered public accounting firm, Barton CPA PLLC ("Barton" or "Barton CPA"), effective April 15, 2026. The balance of this Report is focused on (a) audit matters generally and Barton's departure specifically, (b) a continued accounting of the defalcation of GTII funds for the personal benefit of David Reichman and Justine Reichman, and (c) related real-property, storage, and litigation matters. Additional supplements concerning settlement, disputed shares, and related matters will follow in subsequent filings.

At the heart of this Receivership remains a now well-documented pattern of conduct in which Mr. Reichman — then GTII's long-time Chief Executive Officer — caused the Company to disburse, transfer, or otherwise misappropriate millions of dollars of corporate cash and stock for the personal benefit of himself and his daughter Justine Reichman, with assistance from Kathy Griffin and others. The Receiver has previously catalogued the broad outlines of that conduct in the First, Second, Third, Fourth, Fifth, and Sixth Interim Reports, and incorporates those findings here by reference. The Receiver provides below — by way of illustration only and not as a complete accounting — selected examples drawn from the inventory list and source-of-funds analysis already on file in this matter:

A 2024 Range Rover Sport. GTII funds were used to purchase a 2024 Range Rover Sport for Mr. Reichman's personal use. As recorded in the contemporaneous email of GTII's former accountant, John Scrudato, the approximately $150,000 vehicle purchase was deliberately "buried" in GTII's profit-and-loss accounts so that it would not appear as a depreciable asset on the balance sheet. The Receiver successfully recovered and sold that vehicle on December 10, 2025 for $90,000, returning $86,400 net to the Receivership Estate.

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Approximately $34,000 of luxury furnishings booked as "Meeting Expense." GTII funds were used to acquire designer furnishings for Mr. Reichman's personal residence (Unit 1103, discussed below), including (without limitation) a CAM Studio dining table, a Blue Green Works pendant ($3,140), vintage Italian armchairs ($8,496.73), USM Shelves, a USM Kitos desk, table lamps, Uniacke sconces, an Eames comfort chair, Eileen Gray bibendum chairs ($8,445), Luce Plan bedside lamps, a Noguchi Akari floor lamp ($600), custom primary bedside tables, and an antique oriental rug. These were misclassified in the Company's books as "meeting expenses."

An $8,048.26 Cartier gold bracelet booked as "Meeting Expense." On June 25, 2023, GTII funds were used to purchase a Cartier gold bracelet at a cost of $8,048.26, which charge was likewise misclassified as a meeting expense.

More than $50,000 in 2023 "meeting expenses" and more than $500,000 in unconfirmed wires. The Receiver has identified more than $50,000 of 2023 charges classified as "meeting expenses" and more than $500,000 in unconfirmed wires from Company accounts — amounts that, on the present record, are inconsistent with any legitimate corporate purpose.

GTII stock laundered through Justine Reichman / Dot 8 Inc. Through entities including Dot 8 Inc. (transferred to Justine Reichman for $1.00) and a Fidelity account ending in 274474, Justine Reichman sold GTII stock for proceeds exceeding $600,000 in 2021 and exceeding $2.2 million in 2022, none of which proceeds were returned to GTII at the time. As reflected in the Receivership Estate's account, on April 4, 2025 the Estate received an incoming wire from JPMorgan Chase, NY in the amount of $678,856.45 bearing the originator description "DOT8 INC, together with a separate same-day incoming wire from Wells Fargo in the amount of $67,085.32 bearing the originator description "Justine Reichman, for an aggregate of $745,941.77 returned on that single day. Based on the Receiver's review of the Receivership Estate's US Bank statements from inception of the Receivership through March 31, 2026, the foregoing constitutes the only return of Dot 8 Inc.-attributable funds (and the only same-day related Justine Reichman transfer) into the Estate, leaving the substantial remainder of the 2021 and 2022 GTII-stock sale proceeds unrecovered as of the date of this Report.

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The Wilshire Boulevard Condominium (Los Angeles, California). The Receiver's forensic review of bank, escrow, and credit-card records establishes that on or about September 7, 2023, David Reichman and Justine Reichman acquired Unit 1103 at 10560 Wilshire Boulevard, Los Angeles, California 90024, for a recorded purchase price of approximately $1,400,000, with closing funded by a wire of $1,360,547.84 sent on September 5, 2023 from a CITIBank account in the name of First America (account ending 2810) controlled by David Reichman. The Receiver's tracing demonstrates that the First America #2810 account was funded, in turn, by approximately $2.34 million of inflows between August 2022 and March 2023, the substantial majority of which is traceable to (i) the Richardson stock-laundering proceeds previously described in prior Reports (approximately $2.04 million) and (ii) a direct wire of $100,000 from GTII's CITIBank operating account ending 3248 on March 1, 2023. The closing documents themselves reflect that Mr. Reichman executed the closing using his GTII corporate email address (david@gtii-us.com) and signed under the title "CEO, Global Tech Industries Group, Inc."

Following the closing, GTII funds were further used to finance the build-out, furnishing, and ongoing carrying costs of the Condominium. On November 22, 2023, $395,000 was wired from a GTII CITIBank account to a Wells Fargo account in the name of Justine Reichman (ending 6825, payable on death to David Reichman); the Receiver has traced approximately $327,914.68 of the resulting outflows from that Wells Fargo account directly to Condominium-improvement vendors, including approximately $158,590 to Garrett Hunter Studio (interior design), $133,741 to Designing Edge Builders (general contracting), and $2,375 to Dwyer Moving. Homeowners'-association assessments paid out of the same accounts in 2024 included $11,389.78 in March 2024 and an additional $15,223.51 in subsequent months.

The Receiver obtained a consensual lis pendens from Mr. Reichman.

Layered on top of the direct-wire funding, the Receiver has identified a further pattern of GTII-funded American Express charges (joint card account ending 5-12001 in the names of David and Justine Reichman) supporting both the Condominium itself and the Reichmans' personal lifestyle, the AMEX balances on which were funded period-over-period by ACH transfers originating in the Justine Reichman Wells Fargo account ending 6825 described above.

Condominium-related AMEX charges identified to date in 2023 and 2024 exceed approximately $75,000, including, by way of illustration: forty-six (46) recurring monthly $300 charges to the Hilton Beverly Hills aggregating in excess of $13,800; a single $21,917.13 charge to Design Within Reach (Houston) on June 18, 2024; furnishing and decór purchases from Ashley Morgan Designs ($3,532.79), Lauren Williams Designs ($2,575.00), Granada Tile ($1,530.27), Wheeler Zamaroni ($3,947.36), and Porch (Summerland, California) ($8,296.75); a Sub-Zero/Wolf appliance charge through WAC Beverly Hills FD of $4,610.35; and recurring storage charges to Marinship Self Storage of approximately $13,392 per year.

Personal and discretionary AMEX charges on the same GTII-funded card identified to date in 2023 and 2024 exceed approximately $115,000, including, by way of illustration: a Paris and London shopping trip in September 2023 totaling approximately $21,000 (with line-item charges to Pavillon de la Reine $6,852, JAL SARL $6,545, Carole Bigielman $4,051, Prada $1,034, Le Bon Marché $914, Wolford $638, Ganni $559, Claudie Pierlot $278, and Fortnum & Mason $108); SP Carolina (Mill Valley) $17,780.10; SP Hero Shop (Larkspur, Justine Reichman's local boutique) approximately $28,085; Neiman Marcus (San Francisco) $5,571.75; Celine Inc. (Beverly Hills) $6,991.55; Yves Saint Laurent (San Francisco) $8,374.01; Harwell Godfrey (Greenbrae jeweler) $8,629.78; Aerena Galleries (Napa) $8,250; Mollie-Resee Paris $2,109.44; Delta Air Lines $4,781.50; Mill Valley Pet Clinic $3,890.13; and recurring monthly charges for Healthy Paws Pet Insurance, SimpliSafe, and Peacock TV aggregating approximately $500 per month.

The Garrett Hunter Studio furnishings package itself reflects the same pattern of corporate funds applied to bespoke personal use, including, among other items, USM Haller tall shelving in olive green and chrome ($20,487.65); a Blue Green Works "Trophy" pendant light ($3,140); a living-room settee upholstered in Fortuny fabric; Clarence House zebra-print club chairs; an antique oriental rug; a Holland Sherry media-room sofa; a Glassitalia dining table paired with Mies van der Rohe chairs catalogued in the design package as "Reichman Heirloom" chairs; Josef Hoffman breakfast chairs; an Eames desk chair; a custom bed and headboard upholstered in Holland Sherry blue wool; Luce Plan bedside lamps; Eileen Gray Bibendum chairs; RBW Chip

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sconces; and an Akari floor lamp. The Receiver further notes that the 2023–2024 Los Angeles County assessed value of the Condominium is $1,707,559 (Land $1,444,865; Improvements $262,694), and that title to the Condominium remains held in the name of David Reichman and Justine Reichman individually rather than in the name of GTII, notwithstanding the Receiver's tracing of the great majority of the acquisition, build-out, and carrying costs to GTII corporate funds.

A more comprehensive Condominium memorandum, prepared by the Receiver and the Receiver's forensic accountant and supported by underlying bank, escrow, county-recorder, AMEX, and design-vendor records, is on file with the Receiver and is available to the Court and qualified parties on appropriate request; the inventory above is illustrative of, and not exhaustive of, the personal-benefit defalcation traceable to the Wilshire Boulevard Condominium.

Through fiscal years 2023 and 2024, the same pattern of personal-benefit expenditures paid for with corporate funds continued, as reflected in, among other places, the American Express records produced under subpoena and the Receiver's third-party document productions. Illustrative examples on file include, without limitation: charges to GTII-funded AMEX accounts on April 19, 2023 in the amount of $6,940 and on June 15, 2023 in the amount of $6,743.75; Hilton hotel charges of $10,481.17 and $12,713.31 booked as 2023 expenses; a Capital One charge of $2,488.56 in November 2023; jewelry-related purchases (including Cartier and Hermes pieces invoiced to or paid for by the Company); and recurring 2024 statement balances on the DIR/JRR card (account ending 512) and the DIR/Jamie Frank card (account ending 533) reflecting continued personal use. These items, together with the more comprehensive inventory previously placed on file, are illustrative of — not exhaustive of — the defalcation that the Receiver continues to pursue.

The Receiver continues to identify and pursue these and other defalcations, and to marshal Receivership assets, even as the audit work proceeds. The illustrations above are presented to assist the Court and the shareholders in understanding the conduct giving rise to, and the continuing rationale for, the Receivership; they are not a complete accounting and do not purport to be one. A full inventory and source-of-funds reconciliation has been provided in prior Reports and will be supplemented as additional information is developed.

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II. SETTLEMENTS AND RECOVERIES CONCLUDED TO DATE

Although the Receiver's First through Sixth Interim Reports identified the Receivership Estate's settlement and recovery program as ongoing, several material settlements and asset recoveries have now been negotiated, executed, or consummated since the Sixth Interim Report and the related orders. The Receiver summarizes them here so that the Court and shareholders may have a single, consolidated picture of the Estate's settlement-and-recovery posture as of the date of this Report. Each of the settlements identified below has been (or will be) presented to the Court for approval and a good-faith determination under NRS 17.245, and each is subject to entry of a final order in this Receivership Case before becoming fully effective. The aggregate effect of these matters is, in the Receiver's view, materially accretive to the value of the Receivership Estate, both in cash recovered and in shares cancelled / returned to the Company's treasury, as further detailed below.

A. Negotiated settlements with former insiders, consultants, and affiliated entities.

Kathy Griffin (and Griffin Relatives) — Confidential Settlement Agreement. Mediated August 18, 2025 before the retired Federal Magistrate Carl "Bill" Hoffman (JAMS) and executed by the parties on or about November 24, 2025. Pursuant to the agreement, Kathy Griffin will cause the transfer to the Receiver, within five business days following entry of the Final Order, of 11,142,486 GTII common shares held in her name (92,527 shares held in brokerage accounts and 11,049,959 shares held by the GTII transfer agent). Ms. Griffin retains 2,253,125 GTII shares ("Kathy Griffin's Retained Shares"), which are subject to a two-year lockup commencing August 18, 2025 and ending August 19, 2027 and which shall be non-voting during that period. The Griffin Relatives identified in the agreement (Margaret Griffin, Ann and Marcos Muriel Zuleta, Janice Keating, Theresa O'Reilly, and Bethany Dudek) shall retain 746,875 GTII shares in the aggregate, subject to a one-year lockup ending August 19, 2026. The agreement provides for mutual general releases, court approval and a good-faith-settlement determination under NRS 17.245, and dismissal of the Action with prejudice as to Ms. Griffin within three business days following entry of the Final Order.

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Rachel Rothenberg (née Wallitt) — Settlement Agreement. Effective January 27, 2026 (subject to court approval). Ms. Rothenberg, who had been issued GTII shares in connection with services purportedly provided to David Reichman and through the David Reichman Scholarship Committee (a sub-component of the Hans and Rosy Epstein Memorial Committee, Inc.), agreed to return to the GTII transfer agent all 110,000 GTII common shares held or controlled by her — comprising 10,000 shares issued April 29, 2023 and 100,000 shares issued May 16, 2023 — together with any related dividends. The agreement provides for mutual general releases and was conditioned upon a good-faith-settlement determination from the Nevada District Court.

Afshin Luke Rahbari — Settlement Agreement. Entered into February 10, 2026. Pursuant to a December 14, 2023 Independent Contractor Agreement, Mr. Rahbari was issued 600,000 GTII shares in three tranches (December 29, 2023, January 2, 2024, and February 9, 2024), and pursuant to an Offer of Employment to serve as Chief Operating Officer and/or Chief Executive Officer of GTII, an additional 8,000,000 GTII shares were issued to him on or about July 4, 2024 — for a total of 8,600,000 GTII shares in his custody and possession. The Receiver terminated Mr. Rahbari's services on or about September 18, 2024. Under the Settlement Agreement, Mr. Rahbari relinquishes 6,600,000 of his 8,600,000 GTII shares to the transfer agent and retains the remaining 2,000,000 shares (the "Retained Shares"), which the Receiver has agreed to release from the Court's June 9, 2025 Freeze Order in this Receivership Case (subject to applicable securities restrictions). The Estate thereby recovers 6,600,000 GTII shares with mutual general releases.

Hans and Rosy Epstein Memorial Committee, Inc. (HRE) and Phil Fehr — Settlement Agreement. Effective February 17, 2026, by and between HRE (a New York 501(c)(3) of which Phil Fehr is the sole remaining Director and Vice President) and Mr. Fehr, on the one hand, and the Receiver on behalf of GTII, on the other. HRE held, at the time of execution, 21,185,503 GTII common shares (issued in fifteen tranches between May 9, 2016 and September 7, 2023) and approximately $477,246.89 of cash on hand derived from prior sales of GTII shares (the "HRE Funds"); Mr. Fehr separately held 643,982 GTII shares. Under the agreement: (i) HRE returns all 21,185,503 HRE Shares; (ii) Mr. Fehr returns all 643,982 Fehr Shares; and (iii) HRE donates the HRE Funds (approximately $477,246.89) to one or more qualified 501(c)(3) organizations (chosen

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by HRE in the name of HRE's late founder, Arthur A. Schwartz), with the recipient subject to the Receiver's approval and proof of transfer to be provided to the Receiver within three days. In substance, the Estate recovers 21,829,485 GTII shares for cancellation, eliminates a substantial overhang of free-trading stock previously deployed in the misappropriation pattern described elsewhere in this Report, and ensures that the residual cash held by HRE is redirected to bona fide charitable purposes consistent with HRE's tax-exempt mandate.

B. Asset and cash recoveries.

2024 Range Rover Sport. As reported above and in the prior Reports, the Receiver recovered and sold the 2024 Range Rover Sport that had been purchased with GTII funds for Mr. Reichman's personal use, for a gross sale price of $90,000 on December 10, 2025, returning $86,400 net to the Receivership Estate.

Dot 8 Inc. / Justine Reichman partial recovery. Aggregate same-day incoming wires of $745,941.77 received by the Estate on April 4, 2025 (a $678,856.45 wire from JPMorgan Chase originated by DOT8 INC together with a $67,085.32 wire from Wells Fargo originated by Justine Reichman, constituting a partial recovery of the GTII-stock-sale proceeds previously misappropriated through Dot 8 Inc. and the Fidelity account ending 274474.

Freeze Order — Court-Ordered Transfer of 40,046,962 Unchallenged Shares. By Order entered August 29, 2025 (the "Freeze Order"), the Court established procedures designating certain pre-Receivership issuances of GTII common stock as "Disputed Shares" and provided a defined challenge mechanism for affected holders. The Freeze Order identified Disputed Shares held by approximately 0.56% of GTII shareholders constituting approximately 52.47% of GTII's outstanding common stock — an extraordinary concentration of issuances made, in the Receiver's findings, without adequate or any consideration flowing to GTII. The Receiver served the Freeze Order on holders of Disputed Shares on September 11, 2025 by first-class mail (return receipt requested) and, where available, by email; both the sixty-day post-notice-of-entry challenge deadline and the forty-five-day post-service challenge deadline have expired, and the Receiver excluded from his Motion any Disputed Shares as to which a challenge was timely submitted. On March 9, 2026, after hearing held February 19, 2026 with no opposition raised, the Court entered

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the Order Directing Transfer to Receiver of Unchallenged Shares of GTII Common Stock (the "Transfer Order"), which (i) GRANTED the Receiver's implementing motion, (ii) found that notice of the Freeze Order was properly given in accordance with NRS 75.150, NRS 75.020, NRS 78.370(5), and NRS 78.370(6), (iii) CONCLUSIVELY DENIED any untimely challenge by the holders of the 40,046,962 Unchallenged Shares identified in Exhibit 1-A, (iv) ORDERED the transfer of those 40,046,962 shares of GTII common stock to the Receiver, with discretion to the Receiver as to disposition, including but not limited to cancellation and return to treasury, and (v) DIRECTED Liberty Stock Transfer, Inc. (GTII's transfer agent), DTC, and any DTC participants to effectuate book-entry transfers, cancellations, and updates without requiring presentation or surrender of the underlying physical certificates. The Receiver respectfully reports that the Transfer Order represents a material recovery to the Receivership Estate of an additional 40,046,962 GTII common shares unchallenged by their holders within the time and procedures fixed by the Freeze Order.

C. AURI / MSC Note Assignment and Partial Debt Settlement.

Pursuant to an On Demand Promissory Note dated November 1, 2024 (the "MSC Note"), the Receiver had loaned MSC Capital Advisors LLC ("MSC") the principal sum of $100,000.00, with the Estate also entitled to a profit-participation interest equal to fifty percent (50%) of any profits realized by MSC from the investment of the borrowed funds, subject to a maximum profit participation of $100,000.00, such that the total MSC Note Obligation is capped at $200,000.00. The MSC Note matured May 1, 2025, MSC defaulted, and as of March 31, 2026 MSC had remitted only $50,750.00 in cash payments toward the principal (May 29, 2025 through November 5, 2025), leaving a $49,250.00 principal deficiency and the full profit-participation amount unrecovered.

On April 7, 2026, the Receiver and MSC entered into a Note Assignment and Partial Debt Settlement Agreement (Collateral Assignment of Convertible Promissory Notes), pursuant to which MSC irrevocably assigned, transferred, and conveyed to the Receiver all of MSC's right, title, and interest in and to two convertible promissory notes (collectively, the "AURI Notes") issued by AURI, Inc., a Wyoming corporation:

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Note	Issue Date	Maturity	Principal	Status
AURI Note 1	Oct 18, 2024	Oct 18, 2025	$100,000.00	In default; 22% default interest accruing
AURI Note 2	Mar 25, 2025	Mar 25, 2026	$25,000.00	In default; 22% default interest accruing
Aggregate principal assigned			**$125,000.00**	plus 8% interest and 22% default interest

Each AURI Note bears interest at eight percent (8%) per annum, with default interest accruing at twenty-two percent (22%) per annum on past-due amounts. Each AURI Note grants the Receiver the right, in its sole discretion, to convert all or any portion of the outstanding principal, accrued interest, and default interest into shares of AURI common stock at a Variable Conversion Price equal to twenty-five percent (25%) of the market price of AURI common stock on the trading day immediately preceding conversion (representing a 75% discount to market), or, alternatively, into shares qualified under AURI's currently effective Regulation A offering (SEC File No. 024-11830) at the then-current offering price.

In the Receiver's view, the Note Assignment is materially accretive to the value of the Receivership Estate. Prior to the assignment, the Estate held only an unsecured claim against MSC for the $49,250.00 principal deficiency plus the contingent profit-participation amount, with no readily liquid collateral and no direct route to monetization other than continued collection efforts. After the assignment, the Estate holds, in addition to its preserved deficiency claim against MSC, two senior, independently enforceable convertible promissory notes against AURI with an aggregate face principal of $125,000.00 (plus accrued and default interest), backed by conversion rights at a 75% discount to AURI's prevailing market price and by a parallel right to convert into Regulation A–qualified shares.

The transaction therefore (i) preserves the Estate's claim against MSC, (ii) adds a $125,000-face convertible-note position with significant embedded conversion-discount value, and (iii) entitles the Estate to capture all upside above the MSC Note Obligation cap. The Receiver believes the assignment significantly increases the expected total recovery to the Estate as compared to continued reliance on MSC's ability to pay in cash.

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D. Aggregate impact on the Receivership Estate

Taken together, and subject in each case to entry of the applicable Final Order or other court approval where required, the foregoing settlements and recoveries (i) restore to the Receivership Estate (or cancel) approximately 79,728,933 GTII common shares previously issued or controlled by the parties identified above — comprising approximately 11,142,486 shares from Kathy Griffin, 110,000 shares from Rachel Rothenberg, 6,600,000 shares from Mr. Rahbari, 21,829,485 shares from HRE and Mr. Fehr, and 40,046,962 Unchallenged Shares ordered transferred to the Receiver under the Court's March 9, 2026 Transfer Order implementing the Freeze Order; (ii) deliver approximately $883,091.77 of cash recoveries to the Estate ($86,400 from the Range Rover sale, $745,941.77 from the Dot 8 / Justine Reichman wires, and $50,750.00 in MSC Note payments); (iii) redirect approximately $477,246.89 of HRE-held funds to bona fide charitable purposes consistent with HRE's 501(c)(3) mandate, eliminating that pool of funds as a residual reservoir of misappropriated GTII-share proceeds; and (iv) place into the Estate two convertible promissory notes (face principal $125,000 plus accrued and default interest) with conversion rights at a 75% discount to market and a Reg A–qualification overlay, while preserving the Estate's deficiency claim against MSC. The Receiver respectfully submits that the cumulative effect of these matters represents a meaningful increase in the value of, and a meaningful contraction of contingent claims against, the Receivership Estate as compared to the position reported in the Sixth Interim Report. Additional settlements remain in active negotiation and will be reported in subsequent Interim Reports as concluded.

III. A NOTE REGARDING GTII'S PRE-RECEIVERSHIP ACCOUNTANT

In the interest of full transparency to the Court and to GTII's shareholders, and consistent with the Receiver's continuing duty of candor, the Receiver notes the following matter of public record concerning the individual identified above as the author of the contemporaneous "buried"-vehicle email. Mr. John Scrudato is the principal of the public accounting practice known variously in PCAOB records as "John Scrudato CPA" and "Scrudato & Co.," headquartered in Califon, New Jersey, as reflected in the firm name, email domain (scrudatocpa.com), and Hunterdon County, New Jersey direct-line telephone exchange used in the contemporaneous communications

produced from the Company's pre-receivership records.

On December 20, 2016, the Public Company Accounting Oversight Board issued Release No. 105-2016-054, In the Matter of John Scrudato CPA and John Scrudato, CPA, Respondents, by which the PCAOB (i) revoked the registration of John Scrudato CPA (also identified as Scrudato & Co.) with the PCAOB, and (ii) barred Mr. Scrudato from being an associated person of any PCAOB-registered public accounting firm. That action followed a 2012 PCAOB inspection of the firm and the firm's subsequent inclusion among the registered firms that failed to remediate identified quality-control criticisms within the twelve-month period prescribed by Section 104(g)(2) of the Sarbanes-Oxley Act. The PCAOB's December 20, 2016 Release was thereafter cited and incorporated by reference in numerous Form 8-K Item 4.01 disclosures filed by then-issuer audit clients of Mr. Scrudato's firm, including (without limitation) the Form 8-K filed by Grow Condos, Inc. on or about December 27, 2016 (CIK 1399306).

The Receiver does not contend that Mr. Scrudato's pre-Receivership engagement by GTII — in which Mr. Scrudato performed internal accounting, bookkeeping, general-ledger, and financial-statement preparation services for the Company — itself violated the December 20, 2016 PCAOB bar, which is directed to public-company audit work performed by, or on behalf of, registered public accounting firms. GTII's independent registered public accounting firms during the periods relevant to this Report were Heaton & Company, PLLC, BF Borgers CPA PC, Fortune CPA, and Barton CPA PLLC, as described in the "Audit Firm History Since the Receivership" section below; Mr. Scrudato did not serve in that capacity. The Receiver nonetheless views the disciplinary history described above as relevant context to the conduct documented in this Report — in particular, the deliberate misclassification of an approximately $150,000 personal-use vehicle as a profit-and-loss item to avoid balance-sheet disclosure — and provides this disclosure in the interest of complete candor with the Court and the shareholders.

IV. <u>AUDIT MATTERS</u>

Bringing the Company into compliance with all applicable securities laws and the SEC's reporting requirements has, since the inception of the Receivership, been the Receiver's most time-intensive undertaking. As disclosed in the Sixth Interim Report, the Audit had been progressing

— with meaningful difficulty and repeated setbacks — toward completion, subject principally to the resolution of the GTI Gold transaction described in prior Reports. The Receiver had previously reported the view that the Audit was "nearing the end of the process." As discussed below, the unexpected resignation of Barton CPA has meaningfully changed the trajectory of that work, and the Receiver files this Report in candor with the Court and the shareholders of GTII so that all stakeholders are timely informed.

It has been, and remains, the Receiver's position that the Receiver will not fuel speculation by predicting a specific date by which the Audit will be completed or by which GTII's common stock will trade freely. When the Audit is complete, the appropriate filings will be made with the SEC.

V. AUDIT FIRM HISTORY SINCE THE RECEIVERSHIP

For the benefit of the Court and stakeholders, the Receiver briefly summarizes the history of GTII's independent audit relationships during the pendency of the Receivership:

Pre-Receivership predecessor auditors. Heaton & Company, PLLC served as the Company's independent auditor for the period ended December 31, 2021. BF Borgers CPA PC ("BF Borgers") served as the Company's independent auditor for the period ended December 31, 2022. As previously reported, BF Borgers and its principal, Benjamin Borgers, were the subject of an SEC enforcement action in May 2024, resulting in BF Borgers being permanently suspended from appearing or practicing before the SEC as accountants. The 2022 audit product of BF Borgers is, accordingly, of limited utility.

Fortune CPA (September 2024 – January 2025). As described in prior Reports, Fortune CPA was the audit firm engaged by GTII's former management prior to the appointment of the Receiver. Communication with Fortune CPA was sparse and difficult. Fortune CPA sought to extract approximately $46,000 in additional fees over and above its original budget as a condition to performing further work, without presenting meaningful work product. The Receiver terminated that relationship in January 2025 and reserves all rights to pursue claims or referrals to the California State Accountancy Board and the PCAOB as set forth in prior Reports.

. . .

Barton CPA PLLC (January 2025 – April 15, 2026). On or about January 10, 2025, the Receiver engaged Barton CPA PLLC, a PCAOB-registered firm based in Cypress, Texas, to audit the Company's financial statements for the fiscal years ended December 31, 2023 and 2024. Pursuant to customary predecessor/successor protocols under AU-C 210 and the AICPA Code of Professional Conduct, the Receiver executed letters dated January 10, 2025 authorizing Heaton & Company, PLLC (as 2021 predecessor) and BF Borgers (as 2022 predecessor) to release information and workpapers to Barton. Barton served as GTII's independent registered public accounting firm from that date until its resignation described below.

VI. AUDITOR FEES AND TRANSPARENCY

In the interest of complete transparency to the Court and to GTII's shareholders regarding the funds the Company has expended on its audit relationships, the Receiver provides the following summary. To the extent any of the figures below remain subject to reconciliation against the Company's underlying invoices and bank-statement disbursements, the Receiver will provide a complete itemized schedule in a forthcoming supplement.

BF Borgers CPA PC. BF Borgers performed the December 31, 2022 audit prior to the Receivership and was paid by then-management. Specific historical amounts paid to BF Borgers are reflected in the Company's pre-receivership records and will be detailed in the disbursement schedule accompanying a forthcoming supplement once those amounts are reconciled with bank-statement disbursements. The Receiver notes that the work product purchased with those payments has, by reason of the SEC's May 2024 enforcement action and the resulting permanent suspension of BF Borgers, been rendered of limited continuing utility to the Company.

Fortune CPA. On September 9, 2024 — approximately ten days before entry of the Receivership Order on September 18, 2024 — former management caused GTII to issue a check in the amount of $45,650 to Fortune CPA from the Company's TD Bank account. As reported in the Receiver's Fourth Interim Report, that payment was made during the same window in which Mr. Reichman accessed and defalcated additional Company funds; the payment to Fortune CPA was characterized in that Report as the only such withdrawal that the Receiver would have approved on completion of audit work. Fortune CPA thereafter sought approximately $46,000 in

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additional fees as a condition to performing further work, without delivering meaningful work product. The Receiver terminated that relationship in January 2025. To the Receiver's knowledge, no further amounts have been paid to Fortune CPA since the appointment of the Receiver, and the Receiver continues to view recovery of any portion of the $45,650 paid to Fortune CPA as unlikely without expensive litigation.

Fortune CPA — supplemental finding (aggregate fees). Subsequent to the publication of the Sixth Interim Report and in connection with the preparation of this Report, the Receiver's forensic accountant completed an independent reconciliation of pre-Receivership disbursements from the Company's Citibank account ending 6873803248 against the Company's pre-Receivership general ledger. That reconciliation has confirmed two (2) additional pre-Receivership wire transfers from GTII to Fortune CPA Inc. that were not previously reflected in the Receiver's prior Reports: (i) a wire of $10,300.00 dated May 9, 2024 (Citibank statement payee description "Wire To Fortune CPA Inc"), and (ii) a wire of $30,000.00 dated June 24, 2024 (same payee description). When combined with the previously-disclosed September 9, 2024 check in the amount of $45,650.00 paid from the Company's TD Bank account, the aggregate amount paid by GTII to Fortune CPA in the period leading up to the Receivership is therefore $85,950.00. The Receiver further notes that several other pre-Receivership general-ledger entries from this same period were posted under the abbreviated description "CBUSOL Fortune" in the Company's legal-fees account; on bank-statement review the Receiver has determined that those entries do not represent payments to Fortune CPA, but rather wires to law firms (including Foley Shechter Ablovatskiy LLP and Enenstein Pham Glass & Rabbat LLP) that were misclassified by pre-Receivership bookkeeping; the Receiver's forensic accountant has corrected the Receivership records accordingly. The Receiver continues to view recovery of any portion of the foregoing $85,950.00 paid to Fortune CPA as unlikely without expensive litigation, but expressly preserves the right to evaluate referrals or claims as set forth in prior Reports.

Barton CPA PLLC. Barton's engagement letters are attached hereto as **Exhibits 1 and 2.** Based on a review of the Company's US Bank Silver Business Checking account (account ending 2194) for the period from the inception of the Receivership through March 31, 2026 (the most

recent statement available as of the date of this Report), the Receiver has confirmed three (3) payments to Barton CPA PLLC, each made via Bill.com electronic withdrawal: (i) on January 9, 2025 — one day prior to formal engagement — an initial retainer of $27,500.00, also reflected in the schedule of receipts and disbursements attached to the Receiver's Third Interim Report; (ii) on July 16, 2025, an interim payment of $18,180.00; and (iii) on November 6, 2025, a further payment of $10,000.00. The aggregate of all amounts paid by the Receivership Estate to Barton CPA PLLC through March 31, 2026, as confirmed by bank-statement entries, is $55,680.00.

VII. PCAOB INQUIRIES, REVIEWS, AND INVESTIGATIONS

In response to questions raised by certain shareholders, and consistent with the Receiver's continuing duty of candor to the Court and to GTII's shareholders, the Receiver provides the following disclosure regarding any inquiries, reviews, investigations, correspondence, or other actions of the Public Company Accounting Oversight Board (the "PCAOB") that relate to GTII, to GTII's prior auditors, or to GTII's current auditor. The disclosures below are based on (i) the public-record orders, releases, and inspection reports of the PCAOB; (ii) the contemporaneous books, records, and correspondence files of GTII recovered by the Receiver from the Company's pre-Receivership management and from third parties pursuant to subpoena; and (iii) inquiries made by the Receiver and the Receiver's forensic accountant of GTII's current independent registered public accounting firm.

1. Inquiries, reviews, or investigations directed at GTII itself.

Based on the records reviewed to date, the Receiver is not aware of any inquiry, review, investigation, or other action of the PCAOB — whether formal or informal, whether open or closed — directed at Global Tech Industries Group, Inc. or at any of its officers or directors in their capacity as such. The PCAOB's jurisdiction is directed primarily at registered public accounting firms and their associated persons rather than at issuers themselves; concerns about a particular issuer's financial reporting are typically addressed by the United States Securities and Exchange Commission (the "SEC") and not by the PCAOB. The Receiver has previously reported, and reiterates here, that the SEC suspended trading in GTII's common stock effective February 2, 2024 and that the SEC's order of suspension referenced concerns about the accuracy of certain of GTII's

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public disclosures. Beyond the SEC trading suspension and related matters previously reported to the Court, the Receiver has not identified any PCAOB-side action directed at GTII as an issuer.

2. Correspondence, notices, or communications received by GTII from the PCAOB.

Based on the Receiver's review of the books, records, email correspondence files, and physical-mail records produced from GTII's pre-Receivership operations and recovered from third-party custodians, the Receiver has not located any correspondence, notice, subpoena, request for documents, request for information, or other written or oral communication addressed to GTII or to its officers or directors by the PCAOB or by any division, office, or staff thereof, whether relating to audit quality, compliance, or any other regulatory matter. To the extent any such correspondence is hereafter located in records that have not yet been fully indexed, the Receiver will supplement this disclosure. The Receiver further confirms that no such correspondence has been received by the Receiver, by the Receiver's counsel, or by the Receiver's forensic accountant since the appointment of the Receiver on September 18, 2024.

3. PCAOB actions involving GTII's prior auditors.

BF Borgers CPA PC. GTII's independent registered public accounting firm for the fiscal year ended December 31, 2022, BF Borgers CPA PC, is the subject of one of the largest enforcement matters in PCAOB / SEC history. On May 3, 2024, the SEC, working in coordination with the PCAOB, charged BF Borgers and its sole owner, Benjamin F. Borgers, CPA, with deliberate and systemic failures to comply with PCAOB standards in audits and reviews incorporated into more than 1,500 SEC filings of approximately 350 issuer audit clients between January 2021 and June 2023. Without admitting or denying the SEC's findings, BF Borgers and Mr. Borgers consented to entry of orders (i) imposing civil monetary penalties of $12,000,000 against the firm and $2,000,000 against Mr. Borgers individually, and (ii) permanently suspending both BF Borgers and Mr. Borgers personally from appearing or practicing before the SEC as accountants, including from participating in the financial reporting or audits of public companies. The PCAOB separately revoked BF Borgers' registration. Because BF Borgers issued the audit report on GTII's December 31, 2022 financial statements during the period covered by these enforcement orders, the audit work product purchased with the historical fees described above

under "Auditor Fees and Transparency" is, by reason of those enforcement orders, of limited continuing utility to the Company, and any successor auditor will need to consider the implications of those orders when evaluating the comparative-period financial statements.

Heaton & Company, PLLC. GTII's independent registered public accounting firm for the fiscal year ended December 31, 2021, Heaton & Company, PLLC, is and has been a registered public accounting firm with the PCAOB. Based on a review of publicly available PCAOB inspection reports and disciplinary releases, the Receiver is not aware of any PCAOB enforcement order, formal disciplinary action, or finding of audit deficiency directed at Heaton & Company, PLLC that bears upon Heaton's 2021 audit of GTII. Should the successor auditor identify, in the course of comparative-period audit procedures, any matter requiring further inquiry of the 2021 predecessor auditor, the Receiver will pursue that inquiry through customary AU-C 510 / AU-C 210 predecessor-auditor channels and report any material findings.

Fortune CPA. As described in prior Reports and in the "Auditor Fees and Transparency" subsection above, the Receiver terminated GTII's engagement with Fortune CPA in January 2025 and reserved all rights to make appropriate referrals to the California State Accountancy Board and to the PCAOB based on the conduct described in those Reports. The Receiver is not aware as of the date of this Report of any open PCAOB inquiry, review, or investigation directed at Fortune CPA that the Receiver did not himself initiate or that has been formally communicated to the Receiver. The Receiver continues to evaluate whether a referral, complaint, or further communication to the PCAOB or to other regulators concerning Fortune CPA is warranted, and will report any material developments to the Court.

Chisholm, Bierwolf, Nilson & Morrill, LLC / Mr. Todd D. Chisholm. GTII is the same SEC registrant (Central Index Key 0000356590) that previously filed annual and periodic reports with the SEC under the name Tree Top Industries, Inc. ("TTI") prior to the Company's 2018 name change. Public records and the Company's pre-Receivership books reflect that, prior to October 8, 2010, TTI's independent registered public accounting firm was Chisholm, Bierwolf, Nilson & Morrill, LLC ("CBNM"), of Bountiful, Utah. CBNM audited TTI's financial statements for the fiscal years ended December 31, 2008 and December 31, 2009; the audit report on the 2009

financial statements was dated March 15, 2010 and was modified only as to a going-concern uncertainty. On October 8, 2010, TTI dismissed CBNM as its independent registered public accounting firm and engaged a successor firm shortly thereafter. Approximately seven months later, on May 17, 2011, the SEC entered an order approving and incorporating findings of the PCAOB (Release No. 34-64280, In re Chisholm, Bierwolf, Nilson & Morrill, LLC, Todd D. Chisholm, CPA, and Troy F. Nilson, CPA), by which the PCAOB (i) permanently revoked CBNM's registration as a public accounting firm and (ii) permanently barred Mr. Todd D. Chisholm — the managing partner of CBNM from 2004 through 2010 — from being an associated person of any PCAOB-registered public accounting firm. The PCAOB findings included CBNM's and Mr. Chisholm's failures to comply with PCAOB auditing standards in connection with multiple SEC-registrant audit engagements during the period in which TTI was also a CBNM audit client.

In the course of the forensic review of GTII's pre-Receivership equity records, the Receiver's forensic accountant has identified the following entry of relevance to the foregoing disclosure. The pre-Receivership equity-rollforward workpapers maintained by the Company's pre-Receivership accountants reflect that, on or about September 26, 2010 — approximately twelve days prior to the October 8, 2010 dismissal of CBNM described above, and during the period in which CBNM was acting as TTI's independent registered public accounting firm — TTI issued 5,000,000 shares of TTI common stock to Mr. Todd Chisholm, recorded at par value of $5,000 with $270,000 of additional paid-in capital, for an aggregate carrying value of $275,000, and posted the issuance to the "Shares for Services" sub-account (account 2800.45). The same workpaper records contemporaneous "Shares for Services" issuances bearing the same September 26, 2010 issuance date to a number of other recipients, including (without limitation) several non-profit institutions and certain individual recipients and trusts.

The Receiver provides the foregoing disclosure consistent with the Receiver's continuing duty of full candor to the Court and to GTII's shareholders. The Receiver makes no findings or determinations herein. The Receiver notes that all of the underlying transactions predate the Receivership by more than fourteen years and are reflected in books and records prepared by pre-

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Receivership management and pre-Receivership outside accountants — i.e., the same pre-Receivership accounting practice the disciplinary history of which is separately disclosed under "A Note Regarding GTII's Pre-Receivership Accountant" above. The Receiver and the Receiver's forensic accountant will continue to evaluate, among other questions, (i) whether the September 26, 2010 issuance was disclosed to the audit committee or board of TTI at the time and in TTI's subsequent SEC filings, (ii) whether the issuance was disclosed in the Form 8-K filed in connection with the October 8, 2010 change of auditor, and (iii) whether any of the 5,000,000 shares so issued, or any successor or replacement securities derived therefrom, remain outstanding as of the date of this Report. The Receiver will report any material findings to the Court in a subsequent filing.

Mr. Todd D. Chisholm — continuing involvement in matters affecting GTII through Gold Transactions International Inc. and the Reichman organization. The Receiver further discloses, in the interest of full candor, that the same Mr. Todd D. Chisholm whose 2011 PCAOB bar is described above has, in the years following that bar and continuing into the period covered by this Receivership, been documented in primary corporate-records sources as a principal organizer of the Utah counter-party to the GTI Gold transaction that has been the central remaining audit issue in this Receivership. Specifically, the Articles of Incorporation of Gold Transactions International, Inc. (Utah Profit Corporation, File Number 12021224, filed November 6, 2020 with the Utah Department of Commerce, Division of Corporations & Commercial Code) reflect that Mr. Todd D Chisholm was the sole incorporator, sole registered agent, and sole inaugural officer and director of that entity, holding (per the Articles) the offices of Officer #1, Vice President #1, Secretary #1, Treasurer #1, and Director #1, in each case at the address 302 W 1850 S, Hurricane, UT 84737. The Utah corporate records further reflect that, on March 4, 2021, the officer and director slate of Gold Transactions International, Inc. was changed to Tsuimei Wang and that, on November 16, 2022, that slate was further changed to add David Reichman as President, Secretary, and Director of the entity, in each case while Mr. Chisholm remained as Registered Agent (with an updated address of 5378 W. 3200 S., Hurricane, UT 84737). Gold Transactions International, Inc. is the same Utah entity that, through a Stock Loan Borrowing Agreement dated June 2, 2023, purported to borrow against approximately six million shares of GTII common stock pledged as collateral,

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and is the GTII counter-party that has driven the ASC 405-20-40 derecognition question described in the Sixth Interim Report and again under "Impact on Reporting Timeline and Related Matters" below.

Independently of the Gold Transactions International, Inc. corporate-records trail, the Receiver's review of pre-Receivership e-mail correspondence in the possession of the Estate (including Microsoft Outlook .msg files preserved from the Company's legacy mail systems and from counsel's production) reflects that Mr. Todd Chisholm — using the address tdchiz@gmail.com — was a recipient of, and active participant in, multiple e-mail threads with David Reichman, Kathy Griffin, John Scrudato, and outside counsel concerning matters directly material to GTII, including (without limitation) the Panlunas-related stock-power and share-transfer correspondence preserved in the Company's "PSPT Share Transfers" files and the Chase-account-status communications preserved in the Company's pre-Receivership banking files. Based on representations from informed sources, that course of dealing — including continuing engagement, in various capacities, by Mr. Chisholm and his spouse with Mr. Reichman in matters touching on GTII — has continued into the period of the Receivership.

The Receiver provides the foregoing for transparency and makes no findings or determinations herein. The Receiver notes, however, that the convergence of (i) the 2011 PCAOB permanent bar entered against Mr. Chisholm in connection with his audit conduct as managing partner of CBNM (then TTI's registered public accounting firm), (ii) Mr. Chisholm's subsequent role as the inaugural sole organizer, registered agent, and sole officer and director of Gold Transactions International, Inc. — the Utah counter-party that subsequently entered into the GTI Gold transaction with GTII while Mr. Reichman was the Company's Chief Executive Officer, and as to which Mr. Reichman thereafter became an officer and director of the Utah counter-party itself — and (iii) the documented e-mail course-of-dealing between Mr. Chisholm and Mr. Reichman concerning GTII share-transfer and banking matters, are facts of which the Court and the shareholders are entitled to be aware as the Receiver evaluates next steps with respect to the GTI Gold transaction. The Receiver intends to brief the successor auditor on the foregoing in connection with the GTI Gold derecognition question, and reserves all rights to seek further relief

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from the Court as appropriate, including in any motion to nullify the GTI Gold transaction described under "Impact on Reporting Timeline and Related Matters" below.

4. PCAOB matters involving GTII's pre-Receivership accountant.

As separately disclosed under "A Note Regarding GTII's Pre-Receivership Accountant" above, the principal of GTII's pre-Receivership internal accounting and bookkeeping practice, Mr. John Scrudato, is the subject of PCAOB Release No. 105-2016-054, dated December 20, 2016, by which the PCAOB revoked the registration of John Scrudato CPA (also identified as Scrudato & Co.) and barred Mr. Scrudato from being an associated person of any PCAOB-registered public accounting firm. Mr. Scrudato did not serve as GTII's independent registered public accounting firm; his role with GTII was limited to internal accounting, bookkeeping, general-ledger, and financial-statement-preparation services. The Receiver discloses the December 20, 2016 release here for completeness, in addition to the prior disclosure above, because it falls within the scope of the shareholder inquiries to which this subsection responds.

5. PCAOB actions involving GTII's current auditor.

As described above and in prior Reports, GTII's independent registered public accounting firm from January 10, 2025 through April 15, 2026 was Barton CPA PLLC, a PCAOB-registered firm based in Cypress, Texas. Based on (i) inquiries made by the Receiver of Barton CPA prior to and during the engagement, (ii) representations contained in Barton's engagement and resignation correspondence, and (iii) the Receiver's review of publicly available PCAOB inspection reports and disciplinary releases, the Receiver is not aware of any pending or concluded PCAOB enforcement action, disciplinary order, or finding of substantive audit deficiency directed at Barton CPA PLLC. The Receiver further confirms that, throughout the Barton engagement, Barton did not communicate to the Receiver — orally, in writing, or by implication — the existence of any PCAOB inquiry, review, or investigation involving Barton, GTII, or GTII's audit. Barton's resignation letter, attached as **Exhibit 3**, does not identify any such matter as a basis for the resignation, and Barton affirmatively confirmed in that letter that there exists no disagreement with the Receiver or with management as to any matter of accounting principles or practices, financial-statement disclosure, or auditing scope or procedure.

6. Impact on GTII's reporting obligations, audit timeline, and the Receivership.

The PCAOB / SEC enforcement orders entered against BF Borgers in May 2024 do impose a meaningful, but manageable, burden on the work the Receiver and the successor auditor must perform. In particular, because the December 31, 2022 audit report on GTII's financial statements was issued by a firm now permanently suspended from practice before the SEC, the successor auditor will need to consider, under AS 2820 / AU-C 708 and AU-C 510, whether and to what extent the 2022 comparative-period financial statements can be relied upon, and whether re-issuance, re-audit, or other comparative-period procedures will be required as part of the audits of the fiscal years ended December 31, 2023 and 2024. The Receiver and the Receiver's forensic accountant have organized the underlying books, records, trial balances, and supporting schedules with that potential additional procedure in mind, so that whichever course the successor firm elects can be supported with available primary records.

Beyond the BF Borgers consequences described in the preceding paragraph, no PCAOB inquiry, review, investigation, correspondence, or other action of which the Receiver is aware has any present impact on GTII's reporting obligations, on the audit timeline, or on the Receiver's ongoing work. The Receiver will, of course, supplement this disclosure if and when any such matter is identified, and will continue to monitor public-record PCAOB releases for any developments that may affect GTII, GTII's prior auditors, or GTII's current or successor auditor.

VIII. RESIGNATION OF BARTON CPA PLLC (APRIL 15, 2026)

On April 15, 2026, Barton CPA PLLC delivered a written notice to the Receiver advising that, effective as of April 15, 2026, Barton was "ceasing [its] services as [the Company's] accountants." Barton stated that it had reached that decision "reluctantly and after substantial deliberation." Exhibit 3. Barton's letter did not identify specific grounds for the resignation, did not express any disagreement with the Receiver or management regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and did not identify any unresolved "reportable event" of the type described in Item 304(a)(1)(v) of Regulation S-K. Barton affirmatively offered to "cooperate with [the Company's] new accountants" and to assist with a "smooth transition," conditioned on receipt of a written

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authorization from the Company to make disclosures to the successor auditor — which authorization the Receiver intends to provide without delay upon the identification and engagement of a successor firm.

As is customary for public companies, the Receiver has disclosed the resignation of Barton on a Current Report on Form 8-K under Item 4.01 (Changes in Registrant's Certifying Accountant), together with the letter required by Item 304(a)(3). The Receiver notes, however, that because the Company is not at this time a current filer with the SEC (a circumstance that is itself the subject of the work Barton was retained to perform), the Item 4.01 disclosure mechanism is presently imperfect. The Receiver will therefore file this Seventh Interim Report with the Court, post a Form 8-K, and include the substance of the disclosure in the Company's next periodic or current filing with the SEC once filings resume.

IX. STATUS OF THE AUDIT AS OF THE DATE OF RESIGNATION

At the time of Barton's resignation, the Audit was in advanced stages. As reported in the Sixth Interim Report, financial statements for the relevant periods had been substantially completed as of September 1, 2025. The principal remaining item identified by Barton before its resignation was the treatment of the GTI Gold transaction and the related debt-release question, on which Barton had taken the position (pursuant to ASC 405-20-40) that derecognition of the associated liabilities required one of (i) payment, (ii) a final, non-appealable court order (expressly retroactive, in order to eliminate the liability as of a pre-order date), or (iii) a legally binding release by the creditor.

The Receiver emphasizes, as he has in each prior Interim Report, that at no point during the Barton engagement did Barton communicate to the Receiver — orally, in writing, or by implication — that the Audit could not be completed, nor did Barton identify any disagreement with the Receiver or with the Receiver's forensic accountant regarding any matter of accounting principles or auditing procedure that would preclude issuance of a report. The Receiver understands that under AS 1301 and AU-C 260, Barton had an affirmative professional obligation to communicate any such matter; none was ever communicated. The Receiver therefore continues to believe that the Audit is capable of being completed, and intends to carry the work forward with

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a successor firm.

X. SUCCESSOR AUDITOR AND TRANSITION

Immediately upon receipt of Barton's resignation letter, the Receiver commenced a search for a successor PCAOB-registered audit firm. The Receiver's objective is to engage a successor firm with (i) demonstrated experience with small-cap SEC registrants, (ii) capacity to absorb an in-progress audit spanning the fiscal years ended December 31, 2023 and 2024, (iii) familiarity with receivership-context engagements and related internal control environments, and (iv) the ability to begin work on a priority basis so as to minimize lost progress. The Receiver will notify the Court promptly upon the engagement of a successor firm and will seek, to the extent appropriate, the Court's authorization of the engagement terms consistent with prior practice.

In parallel with the successor-firm search, the Receiver has (i) issued, or is preparing to issue, an authorization letter permitting Barton to make full disclosure of the Company's affairs to the successor firm; (ii) instructed the Receiver's forensic accountant to inventory, index, and preserve all workpapers, trial balances, supporting schedules, PBC ("prepared by client") submissions, and open-item lists produced during the Barton engagement so that the successor firm may, to the extent permissible, rely upon or re-perform the work product already developed; and (iii) directed counsel to ensure that Barton receives all professional courtesies, including timely payment of outstanding fees through the effective date of the resignation, so that the predecessor/successor transition is not impeded by any fee dispute.

Status of the successor-firm search; written proposals received to date. As of the date of this Report, the Receiver has solicited proposals from multiple PCAOB-registered audit firms and has received two (2) written, fee-quantified proposals that are sufficiently developed to warrant disclosure to the Court and the shareholders. The Receiver describes those proposals below for transparency, with the express caveat that no engagement has yet been finalized, no engagement letter has been signed, and the fee, scope, and timing summarized below are preliminary and subject to change as the Receiver completes diligence on each candidate firm and on the firm's ability to consume the existing Barton work product. The Receiver is continuing to solicit and evaluate additional candidates and reserves the right to engage a different firm or to negotiate

revised terms.

Integritat CPA (Boca Raton, Florida). By written communication dated April 21, 2026, Cicely A. Parada-Obreque, CPA, Managing Member of Integritat CPA (1825 NW Corporate Blvd, Suite 110, Boca Raton, FL 33431), submitted a fee-quantified proposal to perform integrated PCAOB audits covering three (3) audit years (a 2023 re-audit, the fiscal year ended December 31, 2024, and the fiscal year ended December 31, 2025), together with associated interim reviews, at a quoted rate of $65,000 per audit year (i.e., $195,000 in audit fees in the aggregate for all three years), plus a 10% engagement-quality-review ("EQR") fee, plus $10,000 (and a $1,000 EQR fee) for each interim review. Integritat's proposal contemplates an alternative payment schedule in which the three-year work, performed concurrently, is staged as an $80,000 retainer, a $70,000 second installment, a $45,000 final installment, and a $19,500 EQR fee. Integritat has indicated that, upon execution of an engagement letter, fieldwork could commence as early as April 27, 2026, and that the three-year audit could, if performed concurrently, be substantially completed in approximately eight to twelve weeks.

Weinberg & Company (Los Angeles, California). Substantially contemporaneously, on or about April 22-23, 2026, John Lucas, Audit Partner, of Weinberg & Company (1925 Century Park East, Suite 1120, Los Angeles, CA 90067; direct dial 310.601.2215), submitted a preliminary, fee-quantified proposal to perform PCAOB audits for two (2) audit years (the fiscal years ended December 31, 2023 and December 31, 2024), at an aggregate fee estimated, on a preliminary basis, in the range of $75,000 to $100,000 for the two-year package. Weinberg has indicated that this estimate is preliminary, was prepared without the benefit of full access to the Barton workpapers, and is subject to refinement upon completion of Weinberg's diligence and review of the existing work product. The Weinberg proposal does not, on its face, address the fiscal year ended December 31, 2025; the Receiver expects that follow-on years would be priced separately upon completion of the 2023 and 2024 audits.

The Receiver intends to evaluate the foregoing proposals (and any additional proposals received before final selection) on the basis of, among other factors, (a) qualifications and PCAOB inspection history, (b) capacity to assume an in-progress audit and to integrate the Barton work

product through the AICPA / AU-C 210 predecessor-auditor process, (c) familiarity with receivership-context engagements, (d) realistic timing to completion, (e) total expected cost relative to the size of the Receivership Estate, and (f) any conflict-of-interest, independence, or relationship considerations. The Receiver will report to the Court promptly upon engagement of a successor firm and will, to the extent appropriate, seek the Court's authorization of the engagement terms consistent with prior practice.

XI. IMPACT ON REPORTING TIMELINE AND RELATED MATTERS

The Receiver recognizes that the departure of Barton CPA will, inevitably, extend the timeline to completion of the Audit and to GTII's return to current SEC reporting status. The precise degree of that extension depends on (a) how quickly a qualified successor firm can be engaged, (b) the extent to which the successor firm elects to rely on, or re-perform, the work already completed, and (c) the resolution of the GTI Gold derecognition question discussed in the Sixth Interim Report and renewed below. The Receiver declines, as a matter of prudence, to estimate a specific completion date at this time.

The Receiver further observes that the resolution of the GTI Gold transaction remains the single most important substantive audit issue. The Receiver continues to believe that the Receivership Order empowers the Court to nullify transfers, assignments, sales, and/or other contracts entered into on behalf of GTII illegally or fraudulently, including the GTI Gold transaction. Consistent with the guidance previously received from Barton and described in the Sixth Interim Report, any order nullifying that transaction should, to the extent practicable, be entered (i) as final and non-appealable, and (ii) with retroactive effect to a specified pre-2023 date, so as to permit derecognition of the associated liabilities under ASC 405-20-40 as of that earlier date. The Receiver intends to present an appropriate motion to the Court in the near term and will brief the successor auditor on the status of that relief promptly upon engagement.

XII. CONCLUSION OF AUDIT MATTERS

The Receiver acknowledges that the resignation of Barton CPA is an unwelcome development and that shareholders are entitled to candid, timely information about it. That is the purpose of this Seventh Interim Report. The Receiver reiterates that (i) Barton did not identify any

disagreement, reportable event, or substantive obstacle that would preclude completion of the Audit; (ii) the financial statements underlying the Audit had been substantially completed prior to the resignation; (iii) a qualified successor firm is being sought on a priority basis; and (iv) the Receiver's commitment to completing the Audit and returning GTII to current SEC reporting status is unchanged. The Receiver will continue to inform the Court and the shareholders of material developments as they arise.

XIII. SPECIFIC SHAREHOLDER INQUIRIES

In the interest of continuing transparency and direct engagement with the Company's shareholders, the Receiver addresses below the specific questions most recently raised concerning the audit relationship, the use of Receivership funds, and the financial condition of the Receivership Estate. The Receiver appreciates the candor of the inquiries and responds in kind.

Engagement letter and summary of terms with the auditor. The engagement of Barton CPA PLLC was effected by an engagement letter dated on or about January 10, 2025, customary in form for PCAOB-registered audit engagements. The principal terms can be summarized as follows: (i) the scope of the engagement comprised audits of the Company's financial statements for the fiscal years ended December 31, 2023 and 2024, performed in accordance with the standards of the PCAOB; (ii) Barton was to be compensated on a time-and-materials basis against an initial retainer of $27,500.00, with subsequent invoices to be issued from time to time as the work progressed; (iii) the engagement contemplated customary AICPA / AU-C 210 predecessor-auditor cooperation with respect to Heaton & Company, PLLC (as 2021 predecessor) and BF Borgers (as 2022 predecessor); (iv) Barton's compensation was payable solely from Receivership Estate funds, the Receivership Order not authorizing payment of audit fees from any other source; and (v) the engagement was terminable by either party upon written notice, subject to the customary professional-courtesy and predecessor/successor-cooperation obligations imposed by the AICPA Code of Professional Conduct. The Receiver does not yet have an executed engagement letter with the successor firm and will provide the same level of disclosure regarding terms once that letter is executed.

. . .

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Aggregate amounts paid to the auditor; offer to return payments. As detailed under "Auditor Fees and Transparency" above, the aggregate of amounts paid by the Receivership Estate to Barton CPA PLLC through March 31, 2026, as confirmed by entries on the Receivership Estate's account, is $55,680.00, consisting of (i) the $27,500.00 initial retainer paid January 9, 2025; (ii) an interim payment of $18,180.00 paid July 16, 2025; and (iii) a further payment of $10,000.00 paid November 6, 2025. To the extent any further amount is invoiced and paid between April 1, 2026 and the April 15, 2026 effective date of the resignation, that amount will be reflected in the April 2026 bank statement when received and disclosed in the disbursement schedule accompanying a forthcoming supplement to this Report. Barton's resignation letter, attached as Exhibit 3, does not contain any offer to refund, rebate, or otherwise return any portion of the fees previously paid, nor did the Receiver request such an offer. Barton's letter is consistent with the customary professional posture of a withdrawing audit firm and is, in the Receiver's experience, neither an admission of fault nor an acknowledgement of any obligation to make refund. The Receiver does not at this time anticipate seeking the return of fees paid for work performed; the Receiver views the work product developed during the Barton engagement (described in subparagraph 4 below) as having genuine continuing value to the successor firm. The Receiver expressly reserves the right to revisit that view if, upon further evaluation by the successor firm, it appears that any portion of the work product is unusable for reasons attributable to Barton's performance rather than to the change in firm.

The Receiver's plan as to the Audit. The Receiver's plan is straightforward: (i) engage a qualified PCAOB-registered successor audit firm on a priority basis, with the qualifications described under "Successor Auditor and Transition" above; (ii) execute the customary AICPA / AU-C 210 predecessor-auditor authorization to permit Barton to make full disclosure to the successor firm and to deliver the Barton workpapers to the successor firm in accordance with professional standards; (iii) make available to the successor firm the work product, workpapers, trial balances, supporting schedules, prepared-by-client submissions, and open-item lists developed during the Barton engagement and during the Receiver's and the Receiver's forensic accountant's ongoing work; (iv) prosecute, in conjunction with counsel, an appropriate motion to

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the Court regarding the GTI Gold transaction so that the GTI Gold derecognition question discussed under "Impact on Reporting Timeline and Related Matters" above can be resolved on a basis usable by the successor auditor under ASC 405-20-40; and (v) return the Company to current SEC reporting status as expeditiously as the foregoing steps reasonably permit. The Receiver will report to the Court promptly upon engagement of the successor firm and will provide further updates on the timeline as the work progresses.

Existing work product available to the successor firm; not starting from scratch. The Receiver does not view the engagement of a successor firm as a "starting from scratch" exercise. The financial statements underlying the Audit had been substantially completed prior to Barton's resignation, as reported in the Sixth Interim Report and reaffirmed above, and the Receiver and the Receiver's forensic accountant have organized and preserved the categories of work product likely to be of meaningful continuing utility to a successor firm, including (i) the trial balances, general ledgers, and supporting schedules for the fiscal years ended December 31, 2023 and 2024, as developed and reconciled during the Barton engagement; (ii) the Receiver's source-of-funds analyses, defalcation inventories, and exhibit appendices previously filed with the Court; (iii) Barton's prepared-by-client request lists, open-item lists, and management-representation drafts, to the extent in the Receiver's possession; (iv) Barton's workpapers, to the extent properly transferred to the successor firm under AU-C 210 and the AICPA Code of Professional Conduct; and (v) the Receiver's correspondence files reflecting the GTI Gold treatment and other open audit matters. The successor firm will, of course, exercise its own professional judgment regarding the extent to which it relies upon, or re-performs, the foregoing. The Receiver's expectation, supported by the volume and quality of records on hand, is that the successor firm will not be required to re-perform the Audit from inception, and that the additional time and cost attributable to the change in firm — while non-trivial — will be substantially less than would be required to commence a new audit from a blank slate.

Summary financial report regarding the Receivership; general accounting. The Receiver agrees that a summary financial report regarding the Receivership Estate is appropriate and will provide a complete itemized schedule of receipts and disbursements, reconciled to the

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Receivership Estate's account and to any related sub-accounts, in a forthcoming supplement to this Report. That complete schedule will be presented in the same format as the schedule of receipts and disbursements attached to the Receiver's Third Interim Report and will cover the period from inception of the Receivership through the most recent month-end bank statement available at the time of filing. As an interim measure, and based solely on figures already reflected in this Report and in prior Reports on file with the Court, the Receiver provides the following high-level summary as of the date of this Report:

Recovered vehicle (2024 Range Rover Sport) — net proceeds to the Estate: $86,400.00 net, on the December 10, 2025 sale of the recovered 2024 Range Rover Sport (gross sale price $90,000).

Dot 8 Inc. / Justine Reichman GTII-stock-sale recovery: $745,941.77 in aggregate same-day incoming wires received April 4, 2025, comprising a $678,856.45 wire from JPMorgan Chase, NY (originator description "DOT8 INC, 60 Elm Ave") and a $67,085.32 wire from Wells Fargo (originator description "Justine Reichman, 60 Elm Ave"), constituting a partial recovery of GTII-stock-sale proceeds previously misappropriated through Dot 8 Inc. and the Fidelity account ending 274474.

Audit fees disbursed by the Receivership Estate to Barton CPA PLLC (inception of Receivership through March 31, 2026): $55,680.00 in the aggregate, per US Bank account ending 2194 ($27,500.00 retainer on January 9, 2025; $18,180.00 on July 16, 2025; and $10,000.00 on November 6, 2025).

Pre-Receivership disbursement to Fortune CPA: $85,950.00 in aggregate, comprising (i) a $10,300.00 wire dated May 9, 2024 from the Company's Citibank account ending 6873803248, (ii) a $30,000.00 wire dated June 24, 2024 from the same Citibank account, and (iii) a $45,650.00 check dated September 9, 2024 from the Company's TD Bank account, all paid by then-management to Fortune CPA in the period leading up to entry of the Receivership Order on September 18, 2024 (the May 9 and June 24, 2024 wires were identified by the Receiver's forensic accountant in connection with the preparation of this Report on independent reconciliation of the Citibank statements against the Company's pre-Receivership general ledger); the Receiver views

recovery of any portion of the foregoing as unlikely without expensive litigation.

Receiver's and counsel's fees previously approved by the Court: the amounts approved in the First, Second, and Third Interim Fee Allowance orders entered by the Court, together with audit, forensic-accounting, asset-recovery, real-property, storage, and litigation expenses, all as reflected in the books and bank statements of the Estate and to be itemized in the forthcoming supplement.

Key Receivership-Estate disbursements (illustrative). Based on the Receiver's review of the Receivership Estate's US Bank Silver Business Checking account (account ending 2194) and supporting invoices on file, the principal categories of disbursements made by the Receivership Estate from inception through the most recent reconciled period include, by way of summary and without limitation: (i) Receivership counsel (Garman Turner Gordon LLP), including a $96,031.99 wire on December 31, 2024 and additional approved fee-application amounts; (ii) forensic-accounting and litigation-support services (Huynh Hawkins & Associates International), aggregating approximately $101,499.50 in recurring monthly engagements paid by wire between October 2024 and March 2025, with continuing engagement thereafter; (iii) audit-related fees previously detailed under "Auditor Fees and Transparency" ($55,680.00 paid to Barton CPA PLLC through March 31, 2026); (iv) shareholder-communications, transfer-agent, proxy-services, and SEC/EDGAR-compliance vendors (including Liberty Stock Transfer, Broadridge ICS, M2 Compliance), aggregating approximately $50,000 across the same period; and (v) recurring vendor, shareholder-relations, and operational disbursements, aggregating an additional approximately $40,000 across the same period. Inception-to-date totals across all of the foregoing categories will be itemized and reconciled to the bank statements in the schedule of receipts and disbursements accompanying the forthcoming supplement to this Report.

Receiver's compensation paid by the Estate. Consistent with the compensation structure approved by the Court at the inception of the Receivership, the Receiver's compensation has been calculated as 10% of recovered funds (with no separate hourly billing for the Receiver's own time). The Receiver's first invoice to the Receivership Estate (GTII Receivership Invoice dated November 20, 2024, on file) was issued in the amount of $48,430.50, representing 10% of

$484,335.00 of then-recovered funds (the Foley Schecter, Hantman & Associates, Warren Markowitz, and Neil Beller recoveries reported in the contemporaneous Interim Reports), payable to Selkirk Global Holdings, LLC (the Receiver's entity). Additional Receiver's-compensation invoices have been or will be issued, on the same 10%-of-recovered-funds basis, in respect of the subsequent recoveries detailed in this Report (including, without limitation, the $86,400.00 net Range Rover proceeds, the $745,941.77 Dot 8 Inc. / Justine Reichman incoming wires), each subject to confirmation against the corresponding bank-statement entry on the Receivership Estate's account and to inclusion in the forthcoming itemized schedule of receipts and disbursements. Through the period covered by this Report, no portion of the Receiver's compensation has been calculated against, or paid out of, recoveries that have not yet been received by the Estate.

Asserted claims against GTII (under continuing investigation): approximately $63.9 million in the aggregate across the several claimants identified in the Sixth Interim Report, the substantial majority of which the Receiver continues to investigate and, where appropriate, dispute.

The foregoing is a high-level summary only and is not intended to substitute for the complete itemized schedule, which the Receiver will file in a forthcoming supplement to this Report. To the extent any of the figures above are subject to reconciliation against the Company's underlying invoices, bank-statement entries, and approved fee orders, the complete schedule will so reconcile them. The Receiver thanks the inquiring shareholders for their continued attention to these matters and reiterates the Receiver's commitment to candor and transparency throughout this Receivership.

XIV. <u>REICHMAN CONDOMINIUM (UNIT 1103, BEVERLY HILLS)</u>

As detailed in the First, Fifth, and Sixth Interim Reports, in or about November 2023 Mr. Reichman caused GTII to wire approximately $1.4 million to acquire a luxury condominium unit (Unit 1103) for his personal use. On November 22, 2023, an additional $395,000 of GTII funds was transferred from GTII's bank account into a Wells Fargo account held by Justine Reichman, of which approximately $327,914.68 was thereafter used to renovate, furnish, and otherwise improve the same condominium. As previously reported, items of furniture acquired with those

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GTII funds were booked in GTII's general ledger as "meeting expenses," and a portion of those furnishings is believed to be in off-site storage in Los Angeles, including storage controlled by Garrett Hunter and as further described under "Storage Unit" below.

The Receiver has previously prepared an internal memorandum and exhibit appendix concerning the condominium acquisition, the related wire transfers, the renovation funding through Justine Reichman's Wells Fargo account, and the categorization of furnishings as "meeting expenses" in GTII's books. The Receiver intends to use that work product, together with the additional financial-records analysis being performed by the Receiver's forensic accountant, as the foundation for an appropriate motion to the Court seeking the imposition of a constructive trust upon the condominium and/or other equitable relief in respect of the GTII funds expended on the unit and its furnishings, including the recovery of all furniture acquired with GTII funds wherever located.

XV. <u>STORAGE UNIT (VAN NUYS, CALIFORNIA)</u>

The Receiver previously identified an Extra Space Storage facility located at 15500 Erwin Street, Van Nuys, California, Unit #3311, believed to contain assets and/or records of GTII or items purchased with GTII funds (including, without limitation, certain of the furnishings described in "<u>Reichman Condominium</u>" above). As of the date of this Report, the Receiver is awaiting completion of certain electronic records production — including emails currently subject to a pending production request from the Company's legacy Google Workspace account — which production is expected to clarify (i) the chain of custody of items placed into and removed from that storage unit, (ii) the source of funds for the unit's rental, and (iii) the present location of items removed from the unit. The Receiver will address the storage-unit matter substantively, including any motion for turnover of items shown to constitute Receivership property, in a forthcoming supplement to this Report once the relevant records are received and reviewed.

XVI. <u>LITIGATION UPDATE</u>

The above-captioned action remains stayed by the Court to permit the Receiver to focus on the Audit and on the marshalling of Receivership assets. As reported in the Sixth Interim Report, the Receiver's present view is that, in the event GTII does not return to current SEC reporting

status, the aims and goals of the Receivership and the related litigation will require re-evaluation. Following completion of the Audit and the issuance of the related reports, the Receiver intends to seek to lift the litigation stay and to proceed with claims against, among others, Mr. Reichman, Mrs. Griffin, Justine Reichman, and additional individuals identified in prior Interim Reports as having participated in the conduct described therein. The Receiver also intends, separately or in conjunction with an amended complaint, to bring actions against many of the individuals who responded to the Court-approved disputed-share notice, and may seek consolidation of those actions with the principal action.

In addition to the principal action, the Receiver previously commenced separate litigation in the Eighth Judicial District Court (Case No. A-25-923753-C, pending before Judge Lilly-Spells) against Astra Energy, Inc. ("ASRE") and Ronald Loudon, ASRE's Chief Executive Officer, in respect of a defaulted $225,000 loan owed to GTII (personally guaranteed by Mr. Loudon and collateralized by a patent owned by an ASRE subsidiary), and seeking a determination of GTII's rights in that patent. As reported in the Sixth Interim Report, ASRE and Mr. Loudon failed to answer that complaint and default was submitted to the clerk. The Receiver has secured a final unappealed judgment in excess of $500,000.00. A Form 8-K disclosing that material event was previously filed with the SEC.

The Receiver continues to investigate, and where appropriate to dispute, the various claims that have been asserted against GTII (totaling approximately $63.9 million across the several claimants identified in the Sixth Interim Report) and will report further on those claims, and on the Receiver's recommendations as to claim resolution, in subsequent supplements.

XVII. INVESTIGATION OF SHORT SALES OF GTII SECURITIES AND THE NATIONAL SECURITIES CLEARING CORPORATION

Among the open lines of inquiry that the Receiver continues to pursue is the question of how, in the years preceding the Receivership, GTII's common stock came to trade at prices that bore no apparent relationship to the Company's complete absence of revenue, viable operations, or net assets. As reported in prior Interim Reports, GTII's quoted price rose from approximately $0.02 per share in 2020 to a peak of $5.31 per share in September 2022 — an approximately 265-

fold increase — over a period in which the Company reported zero revenue, mounting operating losses, and total liabilities exceeding total assets. The Receiver's investigation to date, supplemented by GTII's own pre-Receivership disclosures and by a substantial third-party document production from Alpine Securities Corporation ("Alpine"), has identified the matters described below, which the Receiver respectfully reports for the awareness of the Court and the Company's shareholders.

The Alpine Securities Corporation Production. On February 19, 2026, the Receiver served a subpoena duces tecum on Alpine, a Salt Lake City–based broker-dealer. Alpine produced 511 documents on April 6, 2026, spanning July 2016 through March 2026, including account-opening documents, trade data, direct communications with GTII principals, internal Alpine communications, stock-deposit due-diligence packages, and supervisory procedures. The production has illuminated, in the Receiver's view, a textbook deposit-and-dump scheme centered on Alpine Account No. 43918044 in the name of "International Monetary," together with a network of additional Alpine accounts under the control or direction of Defendant David Reichman.

The International Monetary Deposit-and-Dump. On December 7, 2020, GTII entered into a Consulting Agreement with International Monetary, signed by Mr. Reichman as the Company's Chief Executive Officer. The Agreement purported to engage International Monetary for "capital formation and business management and development" over a six-month term and provided for the issuance to International Monetary of six million restricted shares of GTII common stock together with monthly cash payments of $5,000. The total cost basis to International Monetary for the six million shares was approximately $60,000.

On July 27, 2022, Alpine received a DWAC (Deposit/Withdrawal at Custodian) deposit package for the six million shares into International Monetary's Alpine account, accompanied by a Rule 144 legal opinion authored by William Eilers, Esq. The DWAC deposit was rejected and re-submitted five separate times before completing on September 13, 2022. On the date the deposit cleared, GTII's closing price was $0.57 per share, giving the six million shares a market value of approximately $3,420,000 — fifty-seven times the $60,000 cost basis. Of particular note, GTII

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itself had previously sought a temporary restraining order in New Jersey Superior Court on August 24, 2021 to prevent International Monetary from removing the restrictive legends on these exact shares; that dispute was disclosed in GTII's then-current Form 10-Q, which Alpine reviewed as part of its deposit due-diligence package, and Alpine nonetheless approved the deposit one year later.

Selling commenced on the very next business day after the deposit cleared. Over the twelve trading days from September 14 through September 29, 2022, International Monetary liquidated approximately five million shares, with order sizes escalating from an initial test trade of 10,000 shares to block trades of one million shares per day, generating gross proceeds of approximately $10,447,441. Those proceeds were wired out of the International Monetary Alpine account in four transfers within nineteen days: $64,000 on September 21, 2022; $1,500,000 on September 27, 2022; $6,300,000 on September 30, 2022; and $2,580,450 on October 3, 2022 — totaling approximately $10,444,450.

To place those volumes in context, GTII's average thirty-day trading volume during the period was approximately 115,476 shares; the six-million-share deposit represented approximately fifty-two times the average daily volume, and the rapid liquidation of approximately five million shares in twelve trading days consumed virtually all available market liquidity. Pre-trade approvals from Ed Brill at Scottsdale Capital Advisors (Alpine's sister company) granted International Monetary the right to sell up to 30,000 shares on September 15, 2022 and up to 50,000 shares on September 22, 2022; on September 22, 2022 alone, International Monetary sold 857,254 shares — approximately seventeen times the approved amount. The Alpine production contains no evidence that Alpine or Scottsdale halted or questioned those sales.

In February 2023, International Monetary deposited an additional 227,284 shares (this time with a stated cost basis of zero) pursuant to a "Calculation Agreement" dated just eight days before deposit, supported by a new Rule 144 opinion authored by Milan Saha, Esq. that backdated the holding period to December 7, 2020. Those shares were sold on February 8 and 9, 2023 for approximately $393,022. The account was closed on March 2, 2023. Combined with the first tranche, International Monetary extracted approximately $10,840,000 from an investment that cost

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approximately $60,000 — a return of approximately 180 to 1.

The Reichman Account Network at Alpine. The Alpine production further reflects that Mr. Reichman did not merely authorize the International Monetary share issuance as GTII's Chief Executive Officer; he controlled a network of additional Alpine accounts, each holding concentrated GTII positions. A January 26, 2017 email from Mr. Reichman to Alpine identified no fewer than fifteen accounts under his management, including accounts in the name of every co-Defendant in the above-captioned action — Donald Gilbert, Frank Benintendo, and Kathy M. Griffin — together with the Michael Macaluso Pension Trust (Account No. 53398525), for which Mr. Reichman served as Trustee, and the Paul Brownstein Trust (Account No. 65656027). Both the Macaluso Trust and Brownstein Trust accounts were associated with the same address (511 6th Avenue, Suite 800, New York, NY) and the same contact email (david@davidreichman.com). All of these accounts held concentrated GTII positions with no diversification, and all of those positions originated from ACAP Financial — a broker-dealer that was expelled by FINRA in 2017 with its principal permanently barred from the industry. Alpine confirmed this provenance in a June 5, 2023 communication, acknowledging that the GTII positions "originally [were] an un-registered certificate for TTII" and that "[y]our broker dealer ACAP Financial cleared this certificate in 2012."

Indicators of Short Selling and Market Manipulation. Multiple indicators in the Alpine production point to short selling and market manipulation affecting GTII's common stock. First, GTII itself publicly alleged in a December 6, 2022 press release that it "may have been the target of a market manipulation scheme involving illegal naked short selling." Second, external shareholders filed complaints with Alpine alleging precisely that conduct: a January 2022 complaint accused Alpine of having "a prime broker selling fake shares for Global Tech Industries Group (GTII)" and threatened SEC referral, and a separate "Concerned Shareholder" complaint alleged a "MASSIVE NAKED SHORT POSITION." Scottsdale Capital's Chief Executive Officer, John Busacca, responded in part with: "where do these guys come from? lol . . . will follow up with legal" — and the production contains no evidence of substantive follow-up. Third, Alpine's own Written Supervisory Procedures — of which Alpine produced only a single page

from what is likely a 400-plus-page document — state unequivocally that Alpine "does not permit customers to engage in short sales," a statement that is difficult to reconcile with the concentrated short position described below. Fourth, FINRA opened Inquiry No. 20230777704 specifically targeting GTII trading on September 28, 2022 — one of the peak selling days during the International Monetary liquidation, on which date approximately $2.37 million in GTII shares were sold from the International Monetary account alone. Adam Ramirez at Scottsdale Capital produced an "Order and Trade Blotter" in response to that FINRA inquiry.

The NSCC Backtesting Charge and the Concentrated Short Position in GTII. The most significant of the foregoing indicators — and the one that most directly implicates the Receivership Estate — is the contemporaneous identification by the National Securities Clearing Corporation ("NSCC") of a concentrated short position in GTII at Alpine. NSCC is a registered clearing agency with the United States Securities and Exchange Commission (the "SEC") and a Systemically Important Financial Market Utility under Title VIII of the Dodd-Frank Act. NSCC processes and settles equity trades in the United States and maintains a Clearing Fund consisting of Required Fund Deposits from its members in order to mitigate the risk of member default.

In October 2022, NSCC assessed Alpine a Backtesting Charge totaling $2,154,101.32, comprised of a $545,166.69 "start of day" charge and a $1,607,934.54 "intraday" charge, effective November 1, 2022. The charge was assessed because Alpine's twelve-month rolling backtest coverage fell below NSCC's 99% backtesting-coverage target. NSCC informed Alpine that the deficiencies "were observed in September 2022 and were attributed to net short portfolios in several stocks, with the 'top driver being a concentrated short position in GTII.'" The timing — September 2022 — coincides precisely with the twelve-day period during which International Monetary was liquidating millions of GTII shares from its Alpine account. The intraday backtest deficiency on September 28, 2022 alone reached approximately $5,625,643.01.

NSCC's findings are reflected in (i) the SEC's Order Denying Alpine's Motion for Stay (SEC Release No. 34-96293, dated November 9, 2022); (ii) NSCC's October 31, 2022 Opposition to Alpine's Motion for an Emergency Interim Stay (Admin. Proc. File No. 3-20238); and (iii) two sworn declarations submitted in support of NSCC's Opposition — the Declaration of Timothy J.

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Cuddihy (describing NSCC's risk-management framework and Alpine's backtesting history) and the Declaration of Dong Y. Parady (recounting an October 24, 2022 telephone call with Alpine's Chief Executive Officer, Ray Maratea, in which Mr. Maratea represented that "financing the charge would not present an issue for Alpine"). Each of those documents is a matter of public record in the SEC's administrative proceeding.

NSCC's Refusal to Comply with the Receiver's Subpoena. On February 17, 2026, the Receiver served NSCC with a subpoena duces tecum containing thirteen categories of document requests directed at the data underlying NSCC's findings concerning Alpine's concentrated short position in GTII — including, among other things, Alpine's margin requirements and risk charges relating to GTII; backtesting analyses, stress tests, and risk models referencing GTII or Alpine's GTII positions; data files and models used to calculate margin or risk charges associated with GTII; documents identifying or supporting NSCC's determination that Alpine maintained a "concentrated short position" in GTII; communications between NSCC and Alpine regarding GTII; communications between NSCC and the SEC regarding GTII or Alpine's GTII positions; and documents referenced, relied upon, or generated in connection with the SEC's November 9, 2022 Order.

On March 3, 2026, NSCC served its Objections and Responses, interposing fourteen general objections and responding to each of the thirteen specific requests with substantially identical boilerplate objections asserting overbreadth, undue burden, vagueness, irrelevance, confidentiality, privilege, and lack of proportionality. NSCC did not produce a single document. Of particular note, NSCC's General Objection No. 2 asserted that NSCC "has no knowledge as to whether an NSCC Member trades or transfers securities for its own account, or for the account of others" — a position the Receiver respectfully submits is irreconcilable with the SEC's November 9, 2022 Order and NSCC's own October 31, 2022 Opposition brief, both of which describe in detail NSCC's findings concerning Alpine's concentrated short position in GTII and the multi-million-dollar Backtesting Charge that those findings produced.

The Receiver's counsel conducted a telephonic meet-and-confer with NSCC's counsel, Aimee Bandler, Executive Director and Associate General Counsel of DTCC, on March 24, 2026,

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during which counsel narrowed the requests to focus on the records and documents underlying NSCC's determination to impose the Backtesting Charge as it relates to the net short position in GTII. By response dated April 17, 2026, Ms. Bandler directed the Receiver's counsel to publicly available SEC filings from Alpine's administrative proceeding, asserted that those public filings were sufficient, and reiterated NSCC's position that the Receiver was not authorized by this Court to investigate alleged stock manipulation and short sales of GTII securities.

Receiver's Pending Motion for Order Authorizing Investigation. In response to NSCC's stated position that the Receivership Order does not authorize the Receiver to investigate short sales of GTII securities, and to remove any reasonable basis for similar third-party objections going forward, the Receiver, by separate motion to be filed concurrently with this Report, will respectfully request that this Court enter an order, pursuant to Paragraphs 26 and 42 of the Receivership Order, (i) expressly authorizing the Receiver to investigate short sales of GTII securities, including without limitation Alpine's concentrated short position in GTII identified by NSCC, any associated fails-to-deliver, settlement failures, or naked short selling, and any other short selling activity by any person or entity in GTII securities during the period from January 1, 2022 through December 31, 2023; (ii) permitting the Receiver to seek the production of documents from NSCC; and (iii) authorizing the Receiver to take the depositions of Mr. Cuddihy and Mr. Parady, or such other NSCC personnel with knowledge of the facts described in their respective declarations and in NSCC's findings concerning the concentrated short position in GTII. The Receiver respectfully submits that the relief sought in that motion will materially advance the Receiver's mandate to identify, secure, and recover the assets of the Receivership Estate, including by enabling the Receiver to determine the full extent of the conduct described in this section and the harm to GTII and its shareholders attributable to that conduct.

XVIII. INDEPENDENT APPRAISAL OF THE WILSHIRE BOULEVARD CONDOMINIUM (FORTHCOMING)

In furtherance of the matters described in the "Reichman Condominium (Unit 1103, Beverly Hills)" section above, and consistent with the Receiver's authority under Paragraph 19 of the Receivership Order to employ "appraisers" and other professionals as the Receiver deems

necessary, the Receiver discloses that the Receiver has retained an independent licensed real-estate appraiser qualified in the Los Angeles, California market to prepare an opinion of the fair-market value of Unit 1103 at 10560 Wilshire Boulevard, Los Angeles, California 90024 (the "Condominium") as of an appropriate effective date.

The appraisal is being commissioned in connection with the Receiver's continuing evaluation of (i) the appropriate scope of relief to be sought in respect of the Condominium. The Receiver will report the appraiser's identity, the effective date of the appraisal, the methodology employed, and the appraiser's opinion of fair-market value, together with the appraisal report itself (subject to such reasonable confidentiality protections as may be appropriate), in a forthcoming supplement to this Report.

For completeness, and as previously reported, the publicly recorded 2023–2024 Los Angeles County assessed value of the Condominium is $1,707,559 (Land $1,444,865; Improvements $262,694). The Receiver notes, however, that a county assessed value reflects the County Assessor's mass-appraisal methodology and is not, and should not be relied upon as, a current opinion of fair-market value; the forthcoming independent appraisal is being commissioned for that purpose.

Dated this 29th day of April 2026.

GARMAN TURNER GORDON LLP

/s/ Dylan T. Ciciliano

WILLIAM M. NOALL
Nevada Bar No. 3549
DYLAN T. CICILIANO
Nevada Bar No. 12348
MARGARITA ELIAS
Nevada Bar No. 14867
7251 Amigo Drive, Suite 210
Las Vegas, Nevada 89119
Tel: (725) 777-3000
Fax: (725) 777-3112
Attorneys for Receiver Paul Strickland

CERTIFICATE OF SERVICE

I hereby certified that the foregoing **RECEIVER'S SEVENTH INTERIM REPORT** was submitted electronically for filing and/or service with the Eighth Judicial District Court on April 29, 2026. Electronic service of the foregoing document shall be made in accordance with the E-Service List:[1]

CHAD F. CLEMENT
Nevada Bar No. 12192
ALEXANDER K. CALAWAY
Nevada Bar No. 15188
MARQUIS AURBACH
10001 Park Run Drive
Las Vegas, Nevada 89145
Tel: (702) 382-0711
Fax: (702) 382-5816
Email: clement@maclaw.com
acalaway@maclaw.com
Attorneys for Plaintiffs

DAVID A. CARROLL
Nevada Bar No. 7643
ANTHONY J. DIRAIMONDO
Nevada Bar No. 10875
ROBERT E. OPDYKE
Nevada Bar No. 12841
RICE REUTHER SULLIVAN & CARROLL, LLP
3800 Howard Hughes Parkway, Suite 1200
Las Vegas, Nevada 89169
Telephone: (702) 732-9099
Facsimile: (702) 732-7110
Email: dcarroll@rrsc-law.com
adiraimondo@rrsc-law.com
ropdyke@rrsc-law.com
Attorneys for Defendant David Reichman

BRIAN A. HERMAN (*pro hac vice*)
MORGAN, LEWIS, & BOCKIUS LLP
101 Park Avenue
New York, New York 10178-0060
Telephone: (212) 309-6000
Facsimile: (212) 309-6001
Email:brian.herman@morganlewis.com
Attorneys for Defendant David Reichman

TYSON E. HAFEN
Nevada Bar No. 13139
DUANE MORRIS LLP
100 North City Parkway, Suite 1560
Las Vegas, NV 89106
Tel: (702) 868-2600
Email: tehafen@duanemorris.com
Attorneys for Non-Party Justine Reichman

Richard Hofman
29219 Canwood Street, No. 101
Agoura Hills, CA 91301
Email: Richardh529@gmail.com
Pro Se Plaintiff

BRETT O. WHIPPLE
Nevada Bar No. 6168
JUSTICE LAW CENTER
1100 S. Tenth Street
Las Vegas, Nevada 89104
Attorneys for Frank Benintendo

[1] Pursuant to Administrative Order 14-2, dated May 9, 2014, service by electronic means is mandatory in the Eighth Judicial District Court. Further, pursuant to EDCR 8.05(a), each party who submits an E-Filed document through the E-Filing System consents to electronic service in accordance with NRCP 5(b)(2)(D); and, pursuant to EDCR 8.05(d), users who register with the electronic filing system are deemed to consent to receive service electronically.

DANIEL R. MCNUTT
Nevada Bar No. 7815
MATTHEW C. WOLF
Nevada Bar No. 10801
MARK D. HESIAK
Nevada Bar No. 12397
MCNUTT LAW FIRM, P.C.
11441 Allerton Park Drive, Suite 100
Las Vegas, Nevada 89135
Tel: 702-384-1170
Email: drm@mcnuttlawfirm.com
mcw@mcnuttlawfirm.com
mdh@mcnuttlawfirm.com
Attorneys for Defendant Kathy Griffin

CANDACE C. CARLYON
Nevada Bar No. 2666
DAWN M. CICA
Nevada Bar No. 4565
CARLYON CICA CHTD.
265 East Warm Springs Road, Suite 107
Las Vegas, NV 89119
Phone: (702) 685-4444
Email: ccarlyon@carlyoncica.com
dcica@carlyoncica.com
Attorneys for Plaintiffs Tim Sturgeon, David Murray, Brian Bridges, Allen Rutherford, Chris Adams, John Bowen, Lee Wills, Ruben E. Castañeda, Morten Büchert, Sunil Sukhtankar, Jeremy Selsky, Cayle Sargent, John Roberts, James Gribble, Gary Ball, Matthew Duve, Joe Bellina, Arjan Vuktilaj, and Mark Raidt

And by placing said copy in an envelope, postage fully prepaid, in the U.S. Mail, said envelope addressed to the following:

SCOTT OLIFANT
Nevada Bar No. 7471
5520 Sharpsburg Ave.
Las Vegas, NV 89141
Email: solifant@gmail.com
Pro Se

Donald Gilbert
280 Hillman Avenue
Staten Island, NY 10314
Pro Se Defendant

Warren Markowitz
5620 Cricket Flat Court
Las Vegas, Nevada 89131
Pro Se

CYA Esq Holdings, LLC
c/o Warren Markowitz
1525 Us Highway 380 Suite 500 #241
Frisco, Texas 75033
Pro Se

/s/ Tonya Binns
An employee of
GARMAN TURNER GORDON LLP

Exhibit 1

BARTON CPA

Certified Public Accountants and Advisors
A PCAOB Registered Firm
713-489-5635 bartoncpafirm.com Cypress, Texas

January 7, 2025

Paul Strickland, Court-Appointed Receiver
Global Tech Industries Group, Inc.
120 State Ave NE, Ste 1014
Olympia, WA 98501

Dear Mr. Strickland:

We are pleased to confirm our understanding of the services we are to provide for Global Tech Industries Group, Inc. (the "Company").

We will audit the balance sheet of the Company as of December 31, 2024, 2023 and 2022, and the related statements of operations, stockholders' equity, cash flows, and the related notes (collectively referred to as the "financial statements") for the year then ended. Based on our audit, we will issue a written report on Global Tech Industries Group, Inc.'s financial statements, all of which are to be included in the annual report (Form 10-K) proposed to be filed by Global Tech Industries Group, Inc. under the Securities Exchange Act of 1934. We will also audit the opening balance sheet as of December 31, 2021. In conjunction with our audit, we will also review the unaudited quarterly financial information for the quarters ended March 31, 2024 and 2023, June 30, 2024 and 2023 and September 30, 2024 and 2023.

We understand that the Company may raise funds in accordance with the SEC rules and regulations of Regulation A or through a public offering or de-SPAC transaction. Accordingly, subject to our approval based on procedures defined below, we will provide our consent for the use of the audited financial statements noted above for a Form 1-A, S-1 or S-4, or similar filing and amendments thereto, if and when with the SEC.

Audit Objective

The objective of an audit of the financial statements is the expression of an opinion on the financial statements. Accordingly, the objective of our audit is the expression of an opinion about whether the Company's financial statements are fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States.

Auditor Responsibilities

As a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB), we are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We are responsible for conducting our audit of the financial statements in accordance with the standards established by the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Because our audit are designed to provide reasonable, but not absolute, assurance and because we will not perform a detailed examination of all transactions, there is some risk that material misstatements of the financial statements may exist and not be detected by us. Although not absolute assurance, reasonable assurance is a high level of assurance. Also, a financial statement audit is not designed to detect error or fraud that is immaterial to the financial statements or violations of laws or governmental regulations that do not have a direct and material effect on the financial statements.

We will provide to and discuss with management and the audit committee (or Board of Directors in the absence of a formal audit committee, hereafter referred to as the audit committee) a draft of the auditor's report. If for any reason we are unable to complete our audit or are unable to form, or have not formed, an opinion, we retain the right to take any course of action permitted by professional standards or regulatory requirements, including declining to express an opinion or issue a report, or withdrawing from the engagement. In that circumstance, we will notify the audit committee and management.

Audit Procedures

Our audit of the financial statements will include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Our audit will include tests of documentary evidence supporting the transactions recorded in the accounts, including tests of the physical existence of inventories and direct confirmation of certain assets and liabilities by correspondence with selected customers, creditors, and financial institutions. The audit will include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested. An audit also includes evaluating the appropriateness of accounting principles used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. In connection with our audit of the financial statements, we will obtain an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed; however, an audit of the financial statements is not designed to provide assurance on internal control or to identify internal control deficiencies.

Our audit of the financial statements will also include reading the other information in the Company's comprehensive annual report and considering whether other information in the comprehensive annual report (including the manner of its presentation) contains a material misstatement of fact or is materially inconsistent with information in the financial statements. However, our audit will not include procedures to corroborate such other information. We are also required to read any document, including the comprehensive annual report to shareholders and filings with the SEC, that contains or incorporates by reference our audit report, or contains any reference to us.

We will conduct our audit in accordance with auditing standards generally accepted in the United States ("GAAS") and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and will include tests of your accounting records and other procedures we consider necessary to enable us to express such an opinion. We will not perform an audit of internal control over financial reporting.

Review of Unaudited Quarterly Financial Information

In conjunction with the annual audit, we will also perform a review of the Company's unaudited quarterly financial information for each of the quarters and the year-to-date periods in the year ending December 31, 2024 and 2023, which are expected to be included within a registration statement and/or quarterly filing to be filed with the Securities and Exchange Commission ("SEC"). We will perform a review of that information before the unaudited quarterly information is filed with the SEC. This review will be conducted in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB"). The objective of a review of interim financial information is to provide a basis for communicating whether we are aware of any material modifications that should be made to the interim financial information for it to conform with U.S. generally accepted accounting principles. A review is substantially less in scope than an audit conducted in accordance with PCAOB standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we will not express an opinion on the Company's interim financial information.

A review of interim financial information consists principally of performing analytical procedures applied to financial data and making inquiries of persons responsible for financial and accounting matters. It includes obtaining sufficient knowledge of the Company's business and its internal control as it relates to the preparation of both annual and interim financial information (1) to identify the types of potential material misstatements in the interim financial information and consider the likelihood of their potential occurrence, and (2) to select the inquiries and analytical procedures that will provide a basis for communicating whether we are aware of any material modifications that should be made to the interim financial information for it to conform with U.S. generally accepted accounting principles.

A review does not contemplate tests of accounting records or internal controls, tests of responses to inquiries by obtaining corroborating evidence, or performing certain other procedures ordinarily performed in an audit. Thus, a review does not provide assurance that we will become aware of all significant matters that would be identified in an audit and cannot be relied on to detect errors, fraud, or illegal acts. Furthermore, given the limited nature of review procedures, we may not become aware of all matters that might affect judgments about qualitative aspects

of the Company's accounting policies and procedures. Also, a review is not designed to provide assurance on internal control or to identify material weaknesses or significant deficiencies in internal control.

We will not issue a written report on our review of the Company's interim financial information. However, if the Company refers to the interim financial information that we have reviewed when such information is included in documents issued to shareholders or third parties, including the SEC, we are required by professional standards to issue a written report on our review, which must accompany the interim financial information in the document.

If, for any reason, we are unable to complete our review or are unable to obtain or have not obtained limited assurance on the interim financial information, we will communicate the circumstances to the audit committee and management.

Procedure for Registration Statements

In connection with our audit described in the sections above, we may be asked to include such report into a Form S-1, S-3, S-4, or S-8, or other similar filing. In connection with the issuance of our consent, we will perform certain procedures as required by professional standards. These procedures include, but are not limited to, the following:

- Reading the registration statement for consistency with the financial statements filed therein or mentioned by reference.
- Reading and discussing with Company management the recent financial information.
- Inquiring of management about the status of contingencies, commitments, pending litigation and other matters.
- Inquiring of management about material events subsequent to the date of our audit report and review of related documentation.
- Inquiring of new commitments and possible loss contingencies.
- Obtaining a representation letter from management covering the above matters and other matters as appropriate.

Based on the results of our procedures, we will consider whether the financial statements and/or our auditors' report need to be modified in order to consent to the inclusion of our report in the registration statement.

The Company's management is responsible for making available to us all financial records and related information and personnel with information of relevance to our work. The Company's management is also responsible for the completeness and accuracy of statements made therein. Management will provide us updated representations with respect to the financial statements incorporated by reference.

Auditor Responsibility to Communicate with the Audit Committee and Management

We will communicate to the audit committee and management of the Company, as appropriate, any errors, fraud, or other illegal acts (unless clearly inconsequential) that come to our attention during our audit. In the case of illegal acts that, in our judgment, would have a material effect on the financial statements, we are also required to follow procedures set forth in the Private Securities Litigation Reform Act of 1995 and in Section 10A of the Securities Exchange Act of 1934, which, under certain circumstances, requires us to communicate our conclusions to the SEC. While the objective of our audit of the financial statements is not to report on the Company's internal control and we are not obligated to search for material weaknesses or significant deficiencies as part of our audit of the financial statements, we will communicate in writing to the audit committee and management all material weaknesses and significant deficiencies relating to internal control over financial reporting identified while performing our audit. We will also communicate in writing to management all deficiencies in internal control over financial reporting that are of a lesser magnitude than significant deficiencies not previously communicated in writing by us or by others, including the Company's internal auditors. We will also inform the audit committee when we have communicated to management all internal control deficiencies. If we conclude that the audit committee's oversight of the Company's external financial reporting and internal control over financial reporting is ineffective, we will communicate that conclusion in writing to the Company's board of directors.

We are also responsible for communicating with the audit committee about certain other matters related to our audit, including (1) our audit responsibility under PCAOB standards; (2) information relating to our independence with respect to the Company; (3) an overview of our overall audit strategy, timing of the audit, and significant risks identified during our risk assessment procedures; (4) management's initial selection of, or changes in, significant accounting policies or the application of such policies, and the effect on the Company's financial statements or disclosures of significant accounting policies in controversial areas or areas for which there is a lack of authoritative guidance or consensus or diversity in practice; (5) the Company's critical accounting policies and practices, including the reasons certain policies and practices are considered critical and how current and anticipated future events might affect the determination of whether certain policies and practices are considered critical; (6) a

description of the process management used to develop critical accounting estimates, management's significant assumptions used in critical accounting estimates that have a high degree of subjectivity, and any significant changes management made to the process used to develop critical accounting estimates or management's significant assumptions, including a description of management's reasons for the changes and the effects of the changes on the financial statements; (7) significant transactions outside of the normal course of the Company's business or that otherwise appear to be unusual due to their nature, timing, or size, along with the policies and practices used to account for significant unusual transactions, and our understanding of the business purpose (or lack thereof) of significant unusual transactions; (8) our evaluation of the Company's identification of, accounting for, and disclosure of its relationships and transactions with related parties; (9) our evaluation of the quality of the Company's financial reporting; (10) corrected misstatements arising from our integrated audit and the implications that such corrected misstatements might have on the Company's financial reporting process; (11) uncorrected misstatements aggregated during the current engagement and pertaining to the latest period presented that were determined by management to be immaterial, both individually and in the aggregate; (12) if applicable, our evaluation of the Company's ability to continue as a going concern; (13) difficult or contentious issues about which we consulted with others and that we believe are relevant to the audit committee's oversight of the financial reporting process; (14) disagreements with management about matters, whether or not satisfactorily resolved, that could be significant to the Company's financial statements or our report; (15) any concerns we may have related to significant auditing or accounting matters about which management has consulted with other accountants; (16) any issues discussed with management prior to our retention, including significant discussions regarding the application of accounting principles and auditing standards; (17) any significant difficulties encountered in performing the audit; and (18) other matters required to be communicated by PCAOB standards or that are significant to the oversight of the Company's financial reporting process.

Furthermore, we are responsible for providing a copy of the management representation letter to the audit committee if management has not done so, and for communicating to the audit committee other material written communications between the auditor and management.

In connection with our review of the Company's unaudited quarterly financial information, we will communicate to the audit committee and management any matters that come to our attention that we believe may require material modifications to the financial information to make it conform with accounting principles generally accepted in the United States. Further, we will communicate any significant deficiencies or material weaknesses that come to our attention.

Management Responsibilities

Management is responsible for the fair presentation of the Company's financial statements (including disclosures) in accordance with accounting principles generally accepted in the United States, for the selection and application of accounting principles, for making all financial records (including names of related parties and related-party relationships and transactions) and relevant information available to us on a timely basis, and for the accuracy and completeness of that information. Management also agrees that we will have unrestricted access to persons within the Company from whom we determine it necessary to obtain audit evidence and the full cooperation of Company personnel.

Management is also responsible for adjusting the financial statements to correct material misstatements relating to accounts or disclosures and affirming to us in the management representation letter that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole. In addition, management is responsible for the design and implementation of programs and controls to prevent and detect fraud and for identifying and ensuring that the Company complies with applicable laws and regulations, and for informing us of any known material violations of such laws and regulations that would have an effect that is material to financial statement amounts or disclosures.

Management is also responsible for establishing and maintaining effective internal control over financial reporting, including monitoring activities; notifying us of all deficiencies in the design or operation of internal control over financial reporting of which it has knowledge; and describing to us any fraud resulting in a material misstatement of the financial statements and any other fraud involving senior management or employees who have a significant role in the Company's internal control.

At the conclusion of our audit and review, management agrees to provide us with a letter that confirms certain representations made to us during our audit about the Company's financial statements and related matters. Management is responsible for making all management decisions and performing all management functions; for

designating an individual with suitable skill, knowledge, or experience to oversee and any other non-attest services we provide; and for evaluating the adequacy and results of those services and accepting responsibility for them.

Engagement Administration, Fees, and Other

Dan Barton is the engagement partner and is responsible for supervising the engagement and signing the report or authorizing another individual to sign it. We expect to begin our review and audit approximately one week or sooner after management notifies us that the Company is ready to commence the review and audit.

Estimated fees for audit and review services are described below. The fee estimates and completion of our work is based on anticipated cooperation from Company personnel; timely responses to our inquiries; timely communication of all significant accounting and financial matters; and the assumption that unexpected circumstances will not be encountered during the engagement. If significant additional time is necessary, we will keep Company management informed of any problems we encounter, and our fees will be adjusted accordingly. However, we may be unable to determine the impact on the estimated fees until the conclusion of the audit or a period close thereto. In addition, delay of information being provided by the Company that requires increased short-term efforts by us to meet deadlines or scheduled progression of the engagement, or Company imposed deadlines that are modified or based on regulatory requirements, or specific filings such as but not limited to registration statements that require our consent, whereby we are not provided at minimum two-weeks' notice, may be subject to increased expedited rates for our engagement members at our sole discretion. In addition, these services and the related fees may be affected by new accounting standards. If significant additional time is necessary, we will keep Company management informed of any problems we encounter, and our fees will be adjusted accordingly.

Estimated fees for scheduled filings are as follows:

Audit – Year end December 31, 2021 Opening Balance Sheet	$10,000
Audit – Year end December 31, 2022	35,000
Review – Three months ending March 31, 2023	10,000
Review – Three months and six months ending June 30, 2023	10,000
Review – Three months and nine months ending September 30, 2023	10,000
Audit – Year end December 31, 2023	35,000
Review – Three months ending March 31, 2024	10,000
Review – Three months and six months ending June 30, 2024	10,000
Review – Three months and nine months ending September 30, 2024	10,000
Audit – Year end December 31, 2024	35,000
Total estimated fees	$175,000

We require a retainer of $27,500 due upon signing of this engagement, with 100% of the review fees due at the commencement of each review engagement, and 50% of the audit fees payable at the start of each audit engagement and the remaining 50% due 60 days later or upon its completion, whichever occurs sooner.

If the Company files a Form 1-A, S-1, or S-4, or any other filing requiring an auditor consent letter, services related to our consent will be $5,000 for any original filing, and $3,000 for any amendment thereafter. Should a comfort letter be required, the fee for such letter and related procedures would be $5,000. Such invoices will be provided periodically as the Form 1-A, S-1, or S-4 and amendments thereto are filed, or when available. All invoices are due on presentation. If no such services are required, no fees will be incurred or due.

The Company will also be billed for travel and other out-of-pocket costs such as report production, word processing, postage, confirmation service provider fees, inventory counts, etc. Additional expenses are estimated to be under $2,000. However, if the inventory is held outside the United States and requires a physical count, the estimated out-

of-pocket expenses may increase, with a cap set at $5,000 instead of $2,000. If an inventory count is required and, due to disorganization or discrepancies in the provided inventory listing, we must double the number of count selections, count all inventory, or perform a recount, an additional fee of $5,000 will be charged.

As part of this engagement, we will not perform any bookkeeping services for the Company. It is the responsibility of the Company to complete all bookkeeping activities in a timely and accurate manner prior to the commencement of the audit. Should a significant number of journal entries be required as a result of incomplete or insufficient bookkeeping, additional charges will apply at a rate of $100 per entry beyond the tenth journal entry. These additional charges reflect the extra work required on our part that falls outside the scope of the original engagement fee and arises from the Company's responsibility to maintain adequate and competent financial records.

All invoices are due and payable upon presentation. Amounts not paid within 30 days from the invoice date will be subject to a late payment charge of 4% compounded monthly for each month that the invoice is late. If multiple payments are late, monthly compound interest will be calculated on the total outstanding overdue balance at the end of each month. At our discretion, all work on the engagement will stop until the outstanding balance is paid.

Regarding electronic filings, including but not limited to Form 1-A, S-1, or S-4, management agrees that, before filing any document in electronic format with the SEC with which we are associated, we will be advised of the proposed filing on a timely basis. We will provide the Company a signed copy of our report and consent. These manually signed documents will serve to authorize the use of our name prior to the Company's electronic transmission. Management will provide us with a complete copy of the accepted document.

The Company may wish to include or incorporate by reference our audit report on these financial statements in other documents, such as a registration statement proposed to be filed under the Securities Act of 1933 or in some other securities offering. If so, you agree not to include our audit report or make reference to our firm without our prior permission or consent. Any agreement to perform work in connection with an offering, including an agreement to provide permission or consent, other than described herein, will be a separate engagement.

Any additional services that may be requested, and we agree to provide, will be the subject of separate arrangements.

Our audit and review engagement ends on delivery of our audit report. Any follow-up services that might be required will be a separate, new engagement. The terms and conditions of that new engagement will be governed by a new, specific engagement letter for that service. We acknowledge your right to terminate our services at any time, and you acknowledge our right to resign at any time (including instances where in our judgment, our independence has been impaired or we can no longer rely on the integrity of management), subject in either case to our right to payment for all direct and indirect charges including out-of-pocket expenses incurred through the date of termination or resignation or thereafter as circumstances and this agreement may require, plus applicable interest, costs, fees and attorneys' fees.

The audit and review documentation for this engagement is the property of our firm and constitutes confidential information. However, we may be requested to make certain audit documentation available to the PCAOB, SEC, or other regulators pursuant to the authority given to them by law or regulation. If requested, access to such audit documentation will be provided under the supervision of firm personnel. Further, upon request, we may provide copies of selected audit documentation to the regulator. The regulator may intend, or decide, to distribute the copies or information contained therein to others, including other government agencies. We agree to communicate with you on a timely basis any requests by the PCAOB for access to audit documentation as part of its inspection process and when it desires direct contact with members of the audit committee.

We may, from time to time and depending on the circumstances, use third-party service providers in serving your account. We may share confidential information about you with these service providers but remain committed to maintaining the confidentiality and security of your information. Accordingly, we maintain internal policies, procedures, and safeguards to protect the confidentiality of your personal information. In addition, we will secure confidentiality agreements with all service providers to maintain the confidentiality of your information and we will take reasonable precautions to determine that they have appropriate procedures in place to prevent the unauthorized release of your confidential information to others. In the event that we are unable to secure an appropriate confidentiality agreement, you will be asked to provide your consent prior to the sharing of your confidential information with the third-party service provider. Furthermore, we will remain responsible for the work provided by any such third-party service providers.

As a result of our prior or future services to the Company, we may be required or requested to provide information or documents to you or a third-party in connection with a legal or administrative proceeding (including a grand jury investigation) in which we are not a party. If this occurs, our efforts in complying with such requests or demands will

be deemed a part of this engagement and we shall be entitled to compensation, based on rates indicated above, for our time and reimbursement for reasonable out-of-pocket expenditures (including legal fees) in complying with such request or demand. This is not intended, however, to relieve us of our duty to observe the confidentiality requirements of our profession.

If a claim or dispute cannot be settled through mediation, each party irrevocably consents to the exclusive jurisdiction and venue of the appropriate state or federal court located in Harris County, Texas and the terms of this engagement will be governed by the laws of such state, in connection with any dispute hereunder or the enforcement of any right or obligation hereunder. The firm and its client, to the extent permitted by law, each knowingly, voluntarily and intentionally waive the right to a trial by jury in any action arising out of or relating to this engagement letter or the services provided. This waiver applies to any legal action or proceeding whether sounding in contract tort, negligence or otherwise.

In the event of any litigation or dispute arising from or related to this engagement, including but not limited to the collection of fees or the enforcement of this agreement, the prevailing party shall be entitled to recover all attorney's fees, court costs, and other related expenses from the non-prevailing party. This clause shall survive the termination or expiration of this engagement.

Management agrees that we shall have no liability for any loss or damage to any person or entity resulting from the use of email transmissions, including any consequential, incidental, direct, indirect or special damages, such as loss of revenues or anticipated profits, or disclosure or communication of confidential or propriety information or missed deadlines.

This letter comprises the complete and exclusive statement of the agreement between the parties, superseding all proposals oral or written and all other communications between the parties. If any provision of this letter is determined to be unenforceable, all other provisions shall remain in force.

It is hereby understood and agreed that this engagement is being undertaken solely for the benefit of the Company and that no other person or entity shall be authorized to enforce the terms of this engagement. Review this letter carefully. By paying the fees invoiced to you and/or signing this letter below, you agree to these terms and conditions.

PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, requires that we disclose to you in writing, at lease annually, all relationships between our firm and any affiliates and your Company and its related entities or persons in financial reporting oversight roles at your Company that may reasonably be thought to bear on independence. As of the date of this letter, we are not aware of any such relationships that are relevant to our independence. Accordingly, we confirm that we are independent of the Company in compliance with Rule 3520 and within the meaning of the federal securities laws administered by the Securities and Exchange Commission. This should be used by management in your consideration of our independence as auditors and should not be used for any other purpose.

We appreciate the opportunity to be of service and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.

Very truly yours,

Barton CPA PLLC

BARTON CPA PLLC
Cypress, Texas

RESPONSE:

This letter correctly sets forth the understanding of Global Tech Industries Group, Inc.

Signed by:

Paul Strickland, Court-Appointed Receiver

1/7/2025

Date

Exhibit 2

BARTON CPA

Certified Public Accountants and Advisors
A PCAOB Registered Firm
713-489-5635 bartoncpafirm.com Cypress, Texas

November 5, 2025

Paul Strickland, Court-Appointed Receiver
Global Tech Industries Group, Inc.
120 State Ave NE, Ste 1014
Olympia, WA 98501

Dear Mr. Strickland:

We are pleased to confirm our understanding of the services we are to provide for Global Tech Industries Group, Inc. (the "Company").

We will audit the balance sheet of the Company as of December 31, 2025, and the related statements of operations, stockholders' equity, cash flows, and the related notes (collectively referred to as the "financial statements") for the year then ended. Based on our audit, we will issue a written report on Global Tech Industries Group, Inc.'s financial statements, all of which are to be included in the annual report (Form 10-K) proposed to be filed by Global Tech Industries Group, Inc. under the Securities Exchange Act of 1934. In conjunction with our audit, we will also review the unaudited quarterly financial information for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.

We understand that the Company may raise funds in accordance with the SEC rules and regulations of Regulation A or through a public offering or de-SPAC transaction. Accordingly, subject to our approval based on procedures defined below, we will provide our consent for the use of the audited financial statements noted above for a Form 1-A, S-1 or S-4, or similar filing and amendments thereto, if and when with the SEC.

Audit Objective

The objective of an audit of the financial statements is the expression of an opinion on the financial statements. Accordingly, the objective of our audit is the expression of an opinion about whether the Company's financial statements are fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States.

Auditor Responsibilities

As a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB), we are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We are responsible for conducting our audit of the financial statements in accordance with the standards established by the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Because our audit are designed to provide reasonable, but not absolute, assurance and because we will not perform a detailed examination of all transactions, there is some risk that material misstatements of the financial statements may exist and not be detected by us. Although not absolute assurance, reasonable assurance is a high level of assurance. Also, a financial statement audit is not designed to detect error or fraud that is immaterial to the financial statements or violations of laws or governmental regulations that do not have a direct and material effect on the financial statements.

We will provide to and discuss with management and the audit committee (or Board of Directors in the absence of a formal audit committee, hereafter referred to as the audit committee) a draft of the auditor's report. If for any

reason we are unable to complete our audit or are unable to form, or have not formed, an opinion, we retain the right to take any course of action permitted by professional standards or regulatory requirements, including declining to express an opinion or issue a report, or withdrawing from the engagement. In that circumstance, we will notify the audit committee and management.

Audit Procedures

Our audit of the financial statements will include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Our audit will include tests of documentary evidence supporting the transactions recorded in the accounts, including tests of the physical existence of inventories and direct confirmation of certain assets and liabilities by correspondence with selected customers, creditors, and financial institutions. The audit will include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested. An audit also includes evaluating the appropriateness of accounting principles used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. In connection with our audit of the financial statements, we will obtain an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed; however, an audit of the financial statements is not designed to provide assurance on internal control or to identify internal control deficiencies.

Our audit of the financial statements will also include reading the other information in the Company's comprehensive annual report and considering whether other information in the comprehensive annual report (including the manner of its presentation) contains a material misstatement of fact or is materially inconsistent with information in the financial statements. However, our audit will not include procedures to corroborate such other information. We are also required to read any document, including the comprehensive annual report to shareholders and filings with the SEC, that contains or incorporates by reference our audit report, or contains any reference to us.

We will conduct our audit in accordance with auditing standards generally accepted in the United States ("GAAS") and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and will include tests of your accounting records and other procedures we consider necessary to enable us to express such an opinion. We will not perform an audit of internal control over financial reporting.

Review of Unaudited Quarterly Financial Information

In conjunction with the annual audit, we will also perform a review of the Company's unaudited quarterly financial information for each of the quarters and the year-to-date periods in the year ending December 31, 2025, which are expected to be included within a registration statement and/or quarterly filing to be filed with the Securities and Exchange Commission ("SEC"). We will perform a review of that information before the unaudited quarterly information is filed with the SEC. This review will be conducted in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB"). The objective of a review of interim financial information is to provide a basis for communicating whether we are aware of any material modifications that should be made to the interim financial information for it to conform with U.S. generally accepted accounting principles. A review is substantially less in scope than an audit conducted in accordance with PCAOB standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we will not express an opinion on the Company's interim financial information.

A review of interim financial information consists principally of performing analytical procedures applied to financial data and making inquiries of persons responsible for financial and accounting matters. It includes obtaining sufficient knowledge of the Company's business and its internal control as it relates to the preparation of both annual and interim financial information (1) to identify the types of potential material misstatements in the interim financial information and consider the likelihood of their potential occurrence, and (2) to select the inquiries and analytical procedures that will provide a basis for communicating whether we are aware of any material modifications that should be made to the interim financial information for it to conform with U.S. generally accepted accounting principles.

A review does not contemplate tests of accounting records or internal controls, tests of responses to inquiries by obtaining corroborating evidence, or performing certain other procedures ordinarily performed in an audit. Thus, a review does not provide assurance that we will become aware of all significant matters that would be identified in an audit and cannot be relied on to detect errors, fraud, or illegal acts. Furthermore, given the limited nature of review procedures, we may not become aware of all matters that might affect judgments about qualitative aspects of the Company's accounting policies and procedures. Also, a review is not designed to provide assurance on internal control or to identify material weaknesses or significant deficiencies in internal control.

We will not issue a written report on our review of the Company's interim financial information. However, if the Company refers to the interim financial information that we have reviewed when such information is included in documents issued to shareholders or third parties, including the SEC, we are required by professional standards to issue a written report on our review, which must accompany the interim financial information in the document.

If, for any reason, we are unable to complete our review or are unable to obtain or have not obtained limited assurance on the interim financial information, we will communicate the circumstances to the audit committee and management.

Procedure for Registration Statements

In connection with our audit described in the sections above, we may be asked to include such report into a Form S-1, S-3, S-4, or S-8, or other similar filing. In connection with the issuance of our consent, we will perform certain procedures as required by professional standards. These procedures include, but are not limited to, the following:

- Reading the registration statement for consistency with the financial statements filed therein or mentioned by reference.
- Reading and discussing with Company management the recent financial information.
- Inquiring of management about the status of contingencies, commitments, pending litigation and other matters.
- Inquiring of management about material events subsequent to the date of our audit report and review of related documentation.
- Inquiring of new commitments and possible loss contingencies.
- Obtaining a representation letter from management covering the above matters and other matters as appropriate.

Based on the results of our procedures, we will consider whether the financial statements and/or our auditors' report need to be modified in order to consent to the inclusion of our report in the registration statement.

The Company's management is responsible for making available to us all financial records and related information and personnel with information of relevance to our work. The Company's management is also responsible for the completeness and accuracy of statements made therein. Management will provide us updated representations with respect to the financial statements incorporated by reference.

Auditor Responsibility to Communicate with the Audit Committee and Management

We will communicate to the audit committee and management of the Company, as appropriate, any errors, fraud, or other illegal acts (unless clearly inconsequential) that come to our attention during our audit. In the case of illegal acts that, in our judgment, would have a material effect on the financial statements, we are also required to follow procedures set forth in the Private Securities Litigation Reform Act of 1995 and in Section 10A of the Securities Exchange Act of 1934, which, under certain circumstances, requires us to communicate our conclusions to the SEC. While the objective of our audit of the financial statements is not to report on the Company's internal control and we are not obligated to search for material weaknesses or significant deficiencies as part of our audit of the financial statements, we will communicate in writing to the audit committee and management all material weaknesses and significant deficiencies relating to internal control over financial reporting identified while performing our audit. We will also communicate in writing to management all deficiencies in internal control over financial reporting that are of a lesser magnitude than significant deficiencies not previously communicated in writing by us or by others, including the Company's internal auditors. We will also inform the audit committee when we have communicated to management all internal control deficiencies. If we conclude that the audit committee's oversight of the Company's external financial reporting and internal control over financial reporting is ineffective, we will communicate that conclusion in writing to the Company's board of directors.

We are also responsible for communicating with the audit committee about certain other matters related to our audit, including (1) our audit responsibility under PCAOB standards; (2) information relating to our independence with respect to the Company; (3) an overview of our overall audit strategy, timing of the audit, and significant risks identified during our risk assessment procedures; (4) management's initial selection of, or changes in, significant accounting policies or the application of such policies, and the effect on the Company's financial statements or disclosures of significant accounting policies in controversial areas or areas for which there is a lack of authoritative guidance or consensus or diversity in practice; (5) the Company's critical accounting policies and practices, including the reasons certain policies and practices are considered critical and how current and anticipated future events might affect the determination of whether certain policies and practices are considered critical; (6) a description of the process management used to develop critical accounting estimates, management's significant assumptions used in critical accounting estimates that have a high degree of subjectivity, and any significant changes management made to the process used to develop critical accounting estimates or management's

significant assumptions, including a description of management's reasons for the changes and the effects of the changes on the financial statements; (7) significant transactions outside of the normal course of the Company's business or that otherwise appear to be unusual due to their nature, timing, or size, along with the policies and practices used to account for significant unusual transactions, and our understanding of the business purpose (or lack thereof) of significant unusual transactions; (8) our evaluation of the Company's identification of, accounting for, and disclosure of its relationships and transactions with related parties; (9) our evaluation of the quality of the Company's financial reporting; (10) corrected misstatements arising from our integrated audit and the implications that such corrected misstatements might have on the Company's financial reporting process; (11) uncorrected misstatements aggregated during the current engagement and pertaining to the latest period presented that were determined by management to be immaterial, both individually and in the aggregate; (12) if applicable, our evaluation of the Company's ability to continue as a going concern; (13) difficult or contentious issues about which we consulted with others and that we believe are relevant to the audit committee's oversight of the financial reporting process; (14) disagreements with management about matters, whether or not satisfactorily resolved, that could be significant to the Company's financial statements or our report; (15) any concerns we may have related to significant auditing or accounting matters about which management has consulted with other accountants; (16) any issues discussed with management prior to our retention, including significant discussions regarding the application of accounting principles and auditing standards; (17) any significant difficulties encountered in performing the audit; and (18) other matters required to be communicated by PCAOB standards or that are significant to the oversight of the Company's financial reporting process.

Furthermore, we are responsible for providing a copy of the management representation letter to the audit committee if management has not done so, and for communicating to the audit committee other material written communications between the auditor and management.

In connection with our review of the Company's unaudited quarterly financial information, we will communicate to the audit committee and management any matters that come to our attention that we believe may require material modifications to the financial information to make it conform with accounting principles generally accepted in the United States. Further, we will communicate any significant deficiencies or material weaknesses that come to our attention.

Management Responsibilities

Management is responsible for the fair presentation of the Company's financial statements (including disclosures) in accordance with accounting principles generally accepted in the United States, for the selection and application of accounting principles, for making all financial records (including names of related parties and related-party relationships and transactions) and relevant information available to us on a timely basis, and for the accuracy and completeness of that information. Management also agrees that we will have unrestricted access to persons within the Company from whom we determine it necessary to obtain audit evidence and the full cooperation of Company personnel.

Management is also responsible for adjusting the financial statements to correct material misstatements relating to accounts or disclosures and affirming to us in the management representation letter that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole. In addition, management is responsible for the design and implementation of programs and controls to prevent and detect fraud and for identifying and ensuring that the Company complies with applicable laws and regulations, and for informing us of any known material violations of such laws and regulations that would have an effect that is material to financial statement amounts or disclosures.

Management is also responsible for establishing and maintaining effective internal control over financial reporting, including monitoring activities; notifying us of all deficiencies in the design or operation of internal control over financial reporting of which it has knowledge; and describing to us any fraud resulting in a material misstatement of the financial statements and any other fraud involving senior management or employees who have a significant role in the Company's internal control.

At the conclusion of our audit and review, management agrees to provide us with a letter that confirms certain representations made to us during our audit about the Company's financial statements and related matters. Management is responsible for making all management decisions and performing all management functions; for designating an individual with suitable skill, knowledge, or experience to oversee and any other non-attest services we provide; and for evaluating the adequacy and results of those services and accepting responsibility for them.

Engagement Administration, Fees, and Other

Dan Barton is the engagement partner and is responsible for supervising the engagement and signing the report or authorizing another individual to sign it. We expect to begin our review and audit approximately one week or sooner after management notifies us that the Company is ready to commence the review and audit.

Estimated fees for audit and review services are described below. The fee estimates and completion of our work is based on anticipated cooperation from Company personnel; timely responses to our inquiries; timely communication of all significant accounting and financial matters; and the assumption that unexpected circumstances will not be encountered during the engagement. We may be unable to determine the impact on the estimated fees until the conclusion of the audit or a period close thereto. In addition, delay of information being provided by the Company that requires increased short-term efforts by us to meet deadlines or scheduled progression of the engagement, or Company imposed deadlines that are modified or based on regulatory requirements, or specific filings such as but not limited to registration statements that require our consent, whereby we are not provided at minimum two-weeks' notice, may be subject to increased expedited rates for our engagement members at our sole discretion. In addition, these services and the related fees may be affected by new accounting standards.

Our fees are based on the actual hours worked by our professionals at the standard hourly rates set out below, plus out-of-pocket expenses. Any fee amounts quoted in this letter are good faith estimates only, not caps, fixed fees, or guarantees. Actual fees will vary with the time required and the scope and condition of your records, responsiveness to requests, unforeseen issues, and any additional procedures we deem necessary to comply with professional standards. Our standard hourly rates for this engagement are as follows: Partner: $500/hour; Senior Manager: $400/hour; Manager: $325/hour; Senior Associate: $225/hour; Associate: $175/hour; Paraprofessional: $95/hour.

Estimated fees for scheduled filings are as follows:

Review – Three months ending March 31, 2025	$10,000
Review – Three months and six months ending June 30, 2025	10,000
Review – Three months and nine months ending September 30, 2025	10,000
Audit – Year end December 31, 2025	35,000
Total estimated fees	$65,000

A retainer of $10,000 is due upon signing. We will issue invoices every two weeks and apply the retainer to amounts billed. When the retainer balance falls to $2,000, you agree to replenish the retainer back to $10,000 within five (5) business days. We may pause work (and, if necessary, withhold delivery of reports) until the retainer is replenished. Any unused retainer will be applied to the final invoice and any remaining balance refunded. Whenever possible, we will attempt to use Global Tech Industries Group, Inc.'s personnel to assist in the preparation of schedules and analysis of accounts. This effort could substantially reduce our time requirements and facilitate the timely conclusion of the review. All invoices are due and payable upon presentation.

All invoices are due and payable upon presentation. Amounts not paid within 30 days from the invoice date will be subject to a late payment charge of 4% compounded monthly for each month that the invoice is late. Certain payment methods may include a processing fee, typically around 3.5%.

If the Company files a Form 1-A, S-1, or S-4, or any other filing requiring an auditor consent letter, services related to our consent are estimated to be $5,000 for any original filing, and $3,000 for any amendment thereafter. Should a comfort letter be required, the fee for such letter and related procedures are estimated to be $5,000. Such invoices will be provided periodically as the Form 1-A, S-1, or S-4 and amendments thereto are filed, or when available. All invoices are due on presentation. If no such services are required, no fees will be incurred or due.

The Company will also be billed for travel and other out-of-pocket costs such as report production, word processing, postage, confirmation service provider fees, inventory counts, etc. Additional expenses are estimated to be under $2,000. However, if the inventory is held outside the United States and requires a physical count, the estimated out-of-pocket expenses may increase, with a cap set at $5,000 instead of $2,000. If an inventory count is required and,

due to disorganization or discrepancies in the provided inventory listing, we must double the number of count selections, count all inventory, or perform a recount, an additional fee of $5,000 will be charged.

As part of this engagement, we will not perform any bookkeeping services for the Company. It is the responsibility of the Company to complete all bookkeeping activities in a timely and accurate manner prior to the commencement of the audit. Should a significant number of journal entries be required as a result of incomplete or insufficient bookkeeping, additional charges will apply at a rate of $100 per entry beyond the tenth journal entry. These additional charges reflect the extra work required on our part that falls outside the scope of the original engagement fee and arises from the Company's responsibility to maintain adequate and competent financial records.

All invoices are due and payable upon presentation. Amounts not paid within 30 days from the invoice date will be subject to a late payment charge of 4% compounded monthly for each month that the invoice is late. If multiple payments are late, monthly compound interest will be calculated on the total outstanding overdue balance at the end of each month. At our discretion, all work on the engagement will stop until the outstanding balance is paid.

Regarding electronic filings, including but not limited to Form 1-A, S-1, or S-4, management agrees that, before filing any document in electronic format with the SEC with which we are associated, we will be advised of the proposed filing on a timely basis. We will provide the Company a signed copy of our report and consent. These manually signed documents will serve to authorize the use of our name prior to the Company's electronic transmission. Management will provide us with a complete copy of the accepted document.

The Company may wish to include or incorporate by reference our audit report on these financial statements in other documents, such as a registration statement proposed to be filed under the Securities Act of 1933 or in some other securities offering. If so, you agree not to include our audit report or make reference to our firm without our prior permission or consent. Any agreement to perform work in connection with an offering, including an agreement to provide permission or consent, other than described herein, will be a separate engagement.

Any additional services that may be requested, and we agree to provide, will be the subject of separate arrangements.

Our audit and review engagement ends on delivery of our audit report. Any follow-up services that might be required will be a separate, new engagement. The terms and conditions of that new engagement will be governed by a new, specific engagement letter for that service. We acknowledge your right to terminate our services at any time, and you acknowledge our right to resign at any time (including instances where in our judgment, our independence has been impaired or we can no longer rely on the integrity of management), subject in either case to our right to payment for all direct and indirect charges including out-of-pocket expenses incurred through the date of termination or resignation or thereafter as circumstances and this agreement may require, plus applicable interest, costs, fees and attorneys' fees.

The audit and review documentation for this engagement is the property of our firm and constitutes confidential information. However, we may be requested to make certain audit documentation available to the PCAOB, SEC, or other regulators pursuant to the authority given to them by law or regulation. If requested, access to such audit documentation will be provided under the supervision of firm personnel. Further, upon request, we may provide copies of selected audit documentation to the regulator. The regulator may intend, or decide, to distribute the copies or information contained therein to others, including other government agencies. We agree to communicate with you on a timely basis any requests by the PCAOB for access to audit documentation as part of its inspection process and when it desires direct contact with members of the audit committee.

We may, from time to time and depending on the circumstances, use third-party service providers in serving your account. We may share confidential information about you with these service providers but remain committed to maintaining the confidentiality and security of your information. Accordingly, we maintain internal policies, procedures, and safeguards to protect the confidentiality of your personal information. In addition, we will secure confidentiality agreements with all service providers to maintain the confidentiality of your information and we will take reasonable precautions to determine that they have appropriate procedures in place to prevent the unauthorized release of your confidential information to others. In the event that we are unable to secure an appropriate confidentiality agreement, you will be asked to provide your consent prior to the sharing of your confidential information with the third-party service provider. Furthermore, we will remain responsible for the work provided by any such third-party service providers.

As a result of our prior or future services to the Company, we may be required or requested to provide information or documents to you or a third-party in connection with a legal or administrative proceeding (including a grand jury investigation) in which we are not a party. If this occurs, our efforts in complying with such requests or demands will be deemed a part of this engagement and we shall be entitled to compensation, based on rates indicated above,

for our time and reimbursement for reasonable out-of-pocket expenditures (including legal fees) in complying with such request or demand. This is not intended, however, to relieve us of our duty to observe the confidentiality requirements of our profession.

If a claim or dispute cannot be settled through mediation, each party irrevocably consents to the exclusive jurisdiction and venue of the appropriate state or federal court located in Harris County, Texas and the terms of this engagement will be governed by the laws of such state, in connection with any dispute hereunder or the enforcement of any right or obligation hereunder. The firm and its client, to the extent permitted by law, each knowingly, voluntarily and intentionally waive the right to a trial by jury in any action arising out of or relating to this engagement letter or the services provided. This waiver applies to any legal action or proceeding whether sounding in contract tort, negligence or otherwise.

In the event of any litigation or dispute arising from or related to this engagement, including but not limited to the collection of fees or the enforcement of this agreement, the prevailing party shall be entitled to recover all attorney's fees, court costs, and other related expenses from the non-prevailing party. This clause shall survive the termination or expiration of this engagement.

Management agrees that we shall have no liability for any loss or damage to any person or entity resulting from the use of email transmissions, including any consequential, incidental, direct, indirect or special damages, such as loss of revenues or anticipated profits, or disclosure or communication of confidential or propriety information or missed deadlines.

This letter comprises the complete and exclusive statement of the agreement between the parties, superseding all proposals oral or written and all other communications between the parties. If any provision of this letter is determined to be unenforceable, all other provisions shall remain in force.

It is hereby understood and agreed that this engagement is being undertaken solely for the benefit of the Company and that no other person or entity shall be authorized to enforce the terms of this engagement. Review this letter carefully. By paying the fees invoiced to you and/or signing this letter below, you agree to these terms and conditions.

PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, requires that we disclose to you in writing, at lease annually, all relationships between our firm and any affiliates and your Company and its related entities or persons in financial reporting oversight roles at your Company that may reasonably be thought to bear on independence. As of the date of this letter, we are not aware of any such relationships that are relevant to our independence. Accordingly, we confirm that we are independent of the Company in compliance with Rule 3520 and within the meaning of the federal securities laws administered by the Securities and Exchange Commission. This should be used by management in your consideration of our independence as auditors and should not be used for any other purpose.

We appreciate the opportunity to be of service and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.

Very truly yours,

Barton CPA PLLC

BARTON CPA PLLC
Cypress, Texas

RESPONSE:

This letter correctly sets forth the understanding of Global Tech Industries Group, Inc.

Paul Strickland, Court-Appointed Receiver

11/6/2025

Date

Exhibit 3

BARTON CPA

Certified Public Accountants and Advisors
A PCAOB Registered Firm
713-489-5635 bartoncpafirm.com Cypress, Texas

April 15, 2026

Paul Strickland, Court-Appointed Receiver
Global Tech Industries Group, Inc.
120 State Ave NE, Ste 1014
Olympia, WA 98501

Effective as of April 15, 2026, we are ceasing our services as your accountants. We have reached this decision reluctantly and after substantial deliberation.

We will cooperate with your new accountants. To facilitate that process, please send us a letter authorizing us to make disclosures to your new accountants. Without such a letter, we are ethically prohibited from communicating with others regarding your company's affairs.

We are prepared to help you make a smooth transition with your new accountants.

Very truly yours,

Barton CPA PLLC

Barton CPA PLLC
Cypress, Texas